UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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Hudson Global, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HUDSON GLOBAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 29, 2014

To the Stockholders of Hudson Global, Inc.:

We are providing notice that the 2014 annual meeting of stockholders of Hudson Global, Inc. will be held on May 29, 2014, at 8:00 A.M., local time, at the offices of Convene, 101 Park Avenue, Ground Floor, New York, New York 10178.

This year’s annual meeting will be a particularly important one, and YOUR vote is extremely important.

Whether or not you will be able to attend the annual meeting, it is very important that your shares be represented. We urge you to read the accompanying proxy statement carefully and to use the enclosed WHITE proxy card to vote for our Board’s nominees, and in accordance with our Board’s recommendations on the other proposals, as soon as possible. You may vote your shares by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided, whether or not you plan to attend the annual meeting. For your convenience, you may also vote your shares via the Internet or by a toll-free telephone number by following the instructions on the enclosed WHITE proxy card.

The annual meeting will be held for the following purposes:

1.	To elect two directors to hold office until the 2017 annual meeting of stockholders and until their successors are duly elected and qualified;
2.	To approve, by advisory vote, the compensation of our named executive officers as disclosed in the accompanying proxy statement;
3.	To ratify the appointment of KPMG LLP as independent registered public accounting firm to audit Hudson Global, Inc.’s financial statements for the fiscal year ending December 31, 2014; and
4.	To adopt and approve an amendment to our Amended and Restated Certificate of Incorporation to declassify our Board of Directors and provide for the annual election of directors.

We also will consider and act upon such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Only stockholders of record at the close of business on April 21, 2014 will be entitled to vote at the annual meeting and any adjournment or postponement of the meeting.

Please note that Lone Star Value Management, LLC and certain other affiliated persons and entities (collectively, the “Lone Star Group”) have nominated two alternative director nominees for election at the annual meeting. You may receive solicitation materials from the Lone Star Group seeking your proxy to vote for the Lone Star Group’s nominees. We urge you NOT to sign or return any proxy card that you may receive from the Lone Star Group. Our Board urges you to sign date and return the enclosed WHITE proxy card and vote FOR each of our Board’s nominees for director. If you have already voted using a proxy card sent to you by the Lone Star Group, you may subsequently revoke it by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card. Only your last-dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the annual meeting as described in the accompanying proxy statement.

Thank you for your continued support. If you have any questions, please contact Georgeson Inc., our proxy solicitor assisting us in connection with the annual meeting. Stockholders, banks and brokers may call toll-free at: 800-261-1052.

By Order of the Board of Directors
HUDSON GLOBAL, INC.

Latham Williams
Corporate Secretary

New York, New York
April 25, 2014

PROXY STATEMENT

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Page
Summary Compensation Table	27
Grants of Plan-Based Awards	28
Disclosure Regarding Summary Compensation Table and Grants of Plan-Based Awards Table	30
Outstanding Equity Awards at December 31, 2013	32
Option Exercises and Stock Vested	35
Potential Payments Upon Termination or Change in Control	35
COMPENSATION POLICIES AND PRACTICES AND RISK	45
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	46
AUDIT COMMITTEE REPORT	48
RATIFICATION OF THE APPOINTMENT OF KPMG LLP	49
General	49
Fees Paid to Our Independent Registered Public Accounting Firm	49
Vote Required	50
APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS AND PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS	50
General	50
Vote Required	51
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	52
OTHER MATTERS	52
Stockholder Proposals	52
Proxy Solicitation	52
Stockholders Sharing the Same Address	53
APPENDIX A – AMENDMENTS TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	A-1
APPENDIX B – AMENDMENTS TO AMENDED AND RESTATED BY-LAWS	B-1
ATTACHMENT A – INFORMATION CONCERNING PARTICIPANTS IN THE COMPANY’S SOLICITATION OF PROXIES	A-1

ii

HUDSON GLOBAL, INC.
560 Lexington Avenue, 5th Floor
New York, New York 10022

PROXY STATEMENT
For
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 29, 2014

ANNUAL MEETING INFORMATION

We are providing this proxy statement and the enclosed WHITE proxy card in connection with the solicitation by our Board of Directors of proxies for use at our 2014 annual meeting of stockholders, which will be held on May 29, 2014, at 8:00 A.M., local time, at the offices of Convene, 101 Park Avenue, Ground Floor, New York, New York 10178, and all adjournments or postponements of the meeting, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders.

We are providing our 2013 annual report to stockholders with this proxy statement. We first mailed the Notice of Annual Meeting of Stockholders, this proxy statement and our 2013 annual report to our stockholders on or about April 25, 2014. A copy of our 2013 annual report may also be obtained, without charge, by contacting Latham Williams, Corporate Secretary, Hudson Global, Inc., 560 Lexington Avenue, 5th Floor, New York, New York 10022.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 29, 2014. The Notice of Annual Meeting of Stockholders, this proxy statement and our 2013 annual report are also available online at http://www.edocumentview/HUDSON.

On January 21, 2014, we received a notice from Lone Star Value Management, LLC and certain other affiliated persons and entities, which we refer to collectively in this proxy statement as the Lone Star Group, stating their intention to propose two alternative director nominees for election at the annual meeting. The Lone Star Group nominees have NOT been endorsed by our Board of Directors. We urge you NOT to sign or return any proxy card that you may receive from the Lone Star Group. Our Board urges you to sign, date and return the enclosed WHITE proxy card and vote FOR each of our Board’s nominees for director.

We are not responsible for the accuracy of any information provided by or relating to the Lone Star Group contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Lone Star Group or any other statements that the Lone Star Group may otherwise make. The Lone Star Group chooses which of our stockholders will receive their proxy solicitation materials.

Who Can Vote

Only holders of record of our common stock at the close of business on April 21, 2014, the record date for the annual meeting, are entitled to vote at the annual meeting. On April 21, 2014, there were 32,873,468 shares of our common stock outstanding and entitled to vote.

Determining the Number of Votes You Have

The enclosed WHITE proxy card indicates the number of shares of our common stock that you own. Each share is entitled to one vote.

Quorum

To carry on the business of the annual meeting, a minimum number of shares of our common stock, constituting a quorum, must be present. The quorum for the annual meeting is a majority of the votes represented by the outstanding shares of our common stock. This majority may be present in person or by proxy. Abstentions and “broker non-votes” (when a broker has delivered a proxy that it does not have authority to vote on the proposal in question) are counted as present in determining whether or not there is a quorum.

How to Vote

By Mail — Stockholders may vote their shares by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided with this proxy statement. Proxy cards submitted by mail must be received by the time of the annual meeting for your shares to be voted. Therefore, please mail your proxy card as soon as possible so that it is received prior to the date of the annual meeting.

Via the Internet — Stockholders can simplify their voting by voting their shares via the Internet as instructed on the enclosed WHITE proxy card. Internet voting facilities for stockholders of record are available 24 hours a day. Voting via the Internet authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card. Your vote via the Internet must be submitted by 11:59 p.m., Eastern Time, on May 28, 2014 for your shares to be voted.

By Telephone — Stockholders can vote their shares using a toll-free telephone number by following the instructions provided on the enclosed WHITE proxy card. Voting by telephone authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card. Your vote by telephone must be submitted by 11:59 p.m., Eastern Time, on May 28, 2014 for your shares to be voted.

At the Annual Meeting — Only our stockholders and invited guests may attend the annual meeting. If you would like to attend the annual meeting, you must demonstrate that you were a stockholder on April 21, 2014 and you must bring photo identification with you to the annual meeting. If your shares are held through a broker, bank or nominee, then you must bring to the annual meeting a copy of your brokerage account statement, which you can obtain from your broker, bank or nominee that holds your shares. If your shares are registered directly in your name with our transfer agent, Computershare, Inc., then you need only bring photo identification with you to the annual meeting. If you vote by proxy and also attend the annual meeting, then you do not need to vote again at the annual meeting unless you wish to change your vote. Even if you plan to attend the annual meeting, we strongly urge you to vote in advance by proxy by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card. For directions to the annual meeting, please write Latham Williams, Corporate Secretary, Hudson Global, Inc., 560 Lexington Avenue, 5th Floor, New York, New York 10022 or call (212) 351-7300.

If you are a stockholder of record and submit your proxy by executing and returning the enclosed WHITE proxy card by mail or via the Internet or by telephone, then the persons named as proxies will vote the shares represented by your proxy according to your instructions. For the election of directors, you can specify whether your shares should be voted for one, both or neither of the nominees for director listed. Our Board urges you to use the enclosed WHITE proxy card and vote FOR BOTH of the nominees for director listed. With respect to the other items being submitted for stockholder vote, you may vote “for” or “against” any proposal or you may abstain from voting on any proposal.

If you submit your proxy by executing and returning the enclosed WHITE proxy card by mail or via the Internet or by telephone, but do not provide specific voting instructions with respect to the proposals to be submitted to stockholders at the annual meeting, then the persons named as proxies will vote FOR the two nominees for election as directors referred to in this proxy statement, FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement, FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014, and FOR adoption and approval of an amendment to our Amended and Restated Certificate of Incorporation to declassify our Board of Directors and provide for the annual election of directors. Our management knows of no matters other than those set forth in the Notice of Annual Meeting of Stockholders to be brought before the annual meeting. However, if any other business or matters properly shall come before the annual meeting, then the persons named as proxies on the enclosed WHITE proxy card will vote the shares represented by each proxy in accordance with their judgment on such other business or matters.

If you hold your shares in “street name” through a bank, broker or other nominee, such bank, broker or nominee will vote those shares in accordance with your instructions. To so instruct your bank, broker or nominee, you should refer to the information provided to you by such entity. Without instructions from you, a bank, broker or nominee will be permitted to exercise its own voting discretion with respect to so-called routine matters but will not be permitted to exercise voting discretion with respect to non-routine matters. If, as expected, our annual meeting involves a contested election, then there will be no routine matters to be voted on at the annual meeting. Thus, if you do not give your bank, broker or nominee specific instructions with respect to any of the proposals, your shares will not be voted on such proposals. This is called a “broker non-vote.” We urge you to provide your bank, broker or nominee with appropriate voting instructions so that all of your shares may be voted at the annual meeting.

Receipt of Multiple Proxy Cards

Many of our stockholders hold their shares in more than one account and may receive separate proxy cards or voting instructions forms for each of those accounts. To ensure that all of your shares are represented at the annual meeting, we recommend that you vote every WHITE proxy card you receive.

Additionally, please note that the Lone Star Group has nominated two alternative director nominees for election at the annual meeting. You may receive proxy solicitation materials from the Lone Star Group, including an opposition proxy statement and a proxy card. Our Board unanimously recommends that you disregard and do not return any proxy card you receive from the Lone Star Group.

Even if you have already voted using the Lone Star Group’s proxy card, you have every right, and our Board strongly encourages you, to change your vote and revoke your prior proxy by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card. Only the latest dated proxy you submit will be counted. If you withhold your vote on either Lone Star Group nominee using the Lone Star Group’s proxy card, your vote will not be counted as a vote for our Board’s nominees and will result in the revocation of any previous vote you may have cast on our WHITE proxy card. Accordingly, if you wish to vote pursuant to the recommendation of our Board, you should disregard any proxy card that you receive that is not a WHITE proxy card.

Revocation of Proxies

You can change your vote or revoke your proxy at any time before it is exercised at the annual meeting by doing any of the following: (1) you can submit a valid proxy with a later date; (2) you can notify our Corporate Secretary that you have revoked your proxy by writing Latham Williams, Corporate Secretary, Hudson Global, Inc., 560 Lexington Avenue, 5th Floor, New York, New York 10022; or (3) you can vote in person by written ballot at the annual meeting.

If you have previously signed a proxy card sent to you by the Lone Star Group, you may change your vote and revoke your prior proxy by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone by following the instructions on the enclosed WHITE proxy card. Submitting a Lone Star Group proxy card — even if you withhold your vote on the Lone Star Group nominees — will revoke any votes you previously made via our WHITE proxy card. Accordingly, if you wish to vote pursuant to the recommendation of our Board, you should disregard any proxy card that you receive that is not a WHITE proxy card and do not return any proxy card that you may receive from the Lone Star Group, even as a protest.

If You Have Questions or Need Assistance Voting

If you have any questions or need assistance voting, please contact Georgeson Inc., our proxy solicitor assisting us in connection with the annual meeting. Stockholders, banks and brokers may call toll-free at: 800-261-1052.

PRINCIPAL STOCKHOLDERS

Management and Directors

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 21, 2014 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table set forth below; and (iii) all of the directors, nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group. Each of the holders listed below has sole voting and investment power over the shares beneficially owned by such holder. None of the holders listed below have pledged any of their shares as security.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Robert B. Dubner(1)(2)	104,403	*
John J. Haley(1)	131,403	*
Jennifer Laing(1)	73,525	*
Manuel Marquez(2)	270,203	*
David G. Offensend(1)	213,034	*
Richard J. Stolz(1)(2)	126,403	*
Stephen A. Nolan(3)	117,128	*
Frank P. Lanuto(4)	37,046	*
Latham Williams(2)(3)	63,437	*
Neil J. Funk(2)(3)	65,690	*
Mary Jane Raymond(5)	123,637	*
All directors, nominees and executive officers as a group (11 persons)(1)(2)(3)(4)	1,325,909	4.0%

*	Denotes less than 1%.
(1)	Includes the following share units under our Director Deferred Share Plan, which are payable only in shares of common stock upon a director ceasing service as a Board member: Robert B. Dubner, 51,403 shares; John J. Haley, 56,403 shares; Jennifer Laing, 56,403 shares; David G. Offensend, 56,403 shares; Richard J. Stolz, 51,403 shares; and all directors, nominees and executive officers as a group, 272,015 shares.
(2)	Includes the following shares of common stock subject to stock options, which are exercisable within 60 days of April 21, 2014: Robert B. Dubner, 50,000 shares; Manuel Marquez, 200,000 shares; Richard J. Stolz, 50,000 shares; Latham Williams, 24,500 shares; Neil J. Funk, 20,000 shares; and all directors, nominees and executive officers as a group, 344,500 shares.
(3)	Includes the following shares of restricted common stock, which are subject to forfeiture until they vest: Stephen A. Nolan, 100,000 shares; Latham Williams, 3,060 shares; Neil J. Funk, 1,020 shares; and all directors, nominees and executive officers as a group, 104,080 shares.
(4)	On February 13, 2014, Mr. Lanuto, our former Senior Vice President, Controller and Chief Accounting Officer, provided notice of his decision to resign from his position with our company. Mr. Lanuto’s employment with our company ended effective March 14, 2014. The shares of our common stock beneficially owned by Mr. Lanuto listed in the table are as of March 14, 2014, the effective date of his separation from our company.
(5)	On May 31, 2013, we entered into a separation agreement with Ms. Raymond pursuant to which her employment with our company ended effective May 31, 2013. The shares of our common stock beneficially owned by Ms. Raymond listed in the table are as of May 31, 2013, the effective date of her separation from our company, after giving effect to the acceleration of vesting of 48,155 shares of restricted common stock pursuant to her separation agreement.

Other Beneficial Owners

The following table sets forth certain information regarding beneficial ownership by other persons known to us to own more than 5% of our outstanding common stock as of April 21, 2014.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class
Hotchkis and Wiley Capital Management, LLC(1) 725 South Figueroa St. 39th Floor Los Angeles, CA 90017	4,838,584	14.5%
Sagard Capital Partners, L.P.(2) 325 Greenwich Avenue Greenwich, CT 06830	4,650,189	14.0%
Heartland Advisors, Inc.(3) 789 North Water St. Milwaukee, WI 53202	4,631,826	13.9%
Schneider Capital Management Corporation(4) 460 East Swedesford Rd. Suite 2000 Wayne, PA 19087	1,807,361	5.4%
Lone Star Value Management, LLC(5) 53 Forest Avenue 1st Floor Old Greenwich, CT 06870	1,655,000	5.0%

(1)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on Feburary 14, 2014 by Hotchkis and Wiley Capital Management, LLC, which indicated it exercises sole voting power over 3,455,129 shares and sole investment power over all of such shares.
(2)	Based on a Schedule 13D/A filed with the Securities and Exchange Commission on October 11, 2013 by Sagard Capital Partners, L.P., which indicated it exercises shared voting and shared investment power over all of such shares.
(3)	Based on a Schedule 13D filed with the Securities and Exchange Commission on December 2, 2013 by Heartland Advisors, Inc., which indicated it exercises shared voting and shared investment power over all of such shares.
(4)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2014 by Schneider Capital Management Corporation, which indicated it exercises sole voting power over 949,802 shares and sole investment power over all of such shares.
(5)	Based on a Schedule 13D filed with the Securities and Exchange Commission on January 21, 2014 by Lone Star Value Management, LLC, which indicated it exercises sole voting power and sole investment power over all of such shares.

ELECTION OF DIRECTORS

Our Certificate of Incorporation and By-Laws provide that our directors are divided into three classes, with staggered terms of three years each. At the 2014 annual meeting, our stockholders will elect two directors to hold office until the 2017 annual meeting of stockholders and until their successors are duly elected and qualified.

Board Nominees for Election at the Annual Meeting

Our Board of Directors has nominated Robert B. Dubner and Jennifer Laing for election as directors at the annual meeting. All of the members of our Board of Directors approved the nomination of Mr. Dubner and Ms. Laing. Each of Mr. Dubner and Ms. Laing currently is a director of our company and was elected at our 2011 annual meeting of stockholders. Mr. Dubner and Ms. Laing have each consented to be named in this proxy statement and have agreed to serve if elected. If for some reason Mr. Dubner or Ms. Laing is unable to serve, or for good cause will not serve if elected, the persons named as proxies may vote for a substitute nominee recommended by our Board and, unless you indicate otherwise on the enclosed WHITE proxy card, your shares will be voted in favor of our Board’s remaining nominee. If any substitute nominee is designated by our Board, then we will file supplemental proxy materials that, as applicable, identify the substitute nominee, disclose that such nominee has consented to being named in the supplemental proxy materials and to serve if elected, and include certain biographical and other information about such nominee required by Securities and Exchange Commission rules.

We believe Mr. Dubner and Ms. Laing meet and exceed the qualifications established by our Board and our Nominating and Governance Committee for service on our Board of Directors, have professional experience in areas that are extremely relevant to our strategy and operations, and offer experience, leadership and continuity at a critical time for our company’s future. We also believe Mr. Dubner and Ms. Laing have other attributes necessary to create an effective board, such as: high personal and professional ethics, integrity and values; vision and long-term strategic perspective; experience in our industries or similar industries; practical judgment and excellent decision making skills; the ability to devote significant time to serve on our Board and its committees and to work in a collaborative manner with other board members; and a commitment to representing the long-term interests of all our stockholders.

The following sets forth specific information about Mr. Dubner and Ms. Laing, as well as each continuing director, as of April 21, 2014.

Robert B. Dubner, 71, has served as a director at Hudson since 2006. Mr. Dubner has been a Senior Advisor to the management consulting practice of PricewaterhouseCoopers (PWC) since 2008, involved in building an operations consulting practice, reporting to the Vice Chairman and Global Leader of the Advisory Services. He has been a Senior Advisor to Apollo Management LP, a private equity fund, and selected portfolio companies since 2005. From 2002 to 2004, Mr. Dubner was a management consulting partner and a member of International Business Machines Corporation’s Business Consulting Services Global Middle Market leadership team, where he led the integration of PWC’s consulting practice. Mr. Dubner was a Partner with PWC from 1998 to 2002, serving as the U.S. and global leader of its middle market consulting practice, and with Coopers & Lybrand International from 1989 to 1998. He served as an elected member of PWC’s U.S. Board of Partners from 1998 to 2001, PWC’s Global Oversight Board from 1998 to 2001 and Coopers & Lybrand’s Board of Partners from 1995 to 1998. He was the co-founder, in 1972, of Information Automation, Inc., a production management and monitoring systems implementation company, and served as its President from 1982 to 1989. He is also a Certified Public Accountant. Mr. Dubner also served as a director of Comverse Technology, Inc. from 2009 to 2013, and of Perf Go-Green Holdings, Inc. from 2008 to 2010. The particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that Mr. Dubner should serve as a director of our company include his strategic, management and operational consulting experience, and his financial and accounting background.

Jennifer Laing, 67, has served as a director at Hudson since 2003. Ms. Laing has been retired since 2007. Ms. Laing was Chairman and Chief Executive Officer of Saatchi and Saatchi North America from 1997 to 2001 after serving as Chairman of Saatchi and Saatchi London from 1995 to 1997. Ms. Laing formed her own firm, Laing Henry, which she sold to Saatchi, after holding senior positions at international advertising agencies including Aspect Hill Holiday and Leo Burnett. Ms. Laing was the Associate Dean, External

Relations at the London Business School from 2002 until 2007. Ms. Laing is also a director of InterContinental Hotels Group PLC (since 2005) and Premier Foods PLC (since 2012). Her knowledge of our company, network of relationships, international experience in branding, marketing and communications and experience as a senior executive officer, and as a director of other publicly-traded companies led our Board of Directors to conclude that Ms. Laing should serve as a director of our company.

Vote Required

Each director will be elected by a plurality of the votes cast at the annual meeting (assuming a quorum is present), meaning that the two nominees for director who receive the most votes of all votes cast for directors will be elected. Consequently, any shares not voted at the annual meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of the directors. Shares of our common stock represented by executed, but unmarked, proxies, whether submitted by mailing a signed proxy card, via the Internet or by telephone, will be voted in favor of the election as directors of the persons named as nominees on that proxy; provided that, if you hold your shares of our common stock through a broker-dealer, bank nominee, custodian or other securities intermediary, the intermediary will not vote those shares for the election of any nominee for director unless you give the intermediary specific voting instructions on a timely basis directing the intermediary to vote for such nominee.

Our Board of Directors recommends that our stockholders vote FOR the election of Mr. Dubner and Ms. Laing. The recommendation of our Board is based on its carefully considered judgment that the skills, experience, backgrounds and attributes of Mr. Dubner and Ms. Laing make them the best candidates to serve on our Board.

We urge you to vote for Mr. Dubner and Ms. Laing by using only the enclosed WHITE proxy card and not to sign or return or vote any proxy card sent to you by the Lone Star Group. If you have already voted using a proxy card sent to you by the Lone Star Group, you can revoke it by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card. Only your last-dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the annual meeting as described in this proxy statement.

It will NOT help elect Mr. Dubner and Ms. Laing if you sign and return a proxy card sent by the Lone Star Group, even if you withhold on their director nominees using the Lone Star Group proxy card. Doing so will cancel any previous vote you may have cast on our WHITE proxy card. The only way to support Mr. Dubner and Ms. Laing is to vote FOR the election of Mr. Dubner and Ms. Laing on our WHITE proxy card or via the Internet or by telephone by following the instructions provided on our WHITE proxy card, and to disregard, and not return, any proxy card that you receive that is not a WHITE proxy card, including any proxy card that you receive from the Lone Star Group.

Our Board of Directors recommends that Mr. Dubner and Ms. Laing be elected as directors and strongly encourages you to vote “FOR” their election on the enclosed WHITE proxy card or via the Internet or by telephone by following the instructions provided on our WHITE proxy card.

Directors Continuing in Office

Terms Expiring at the 2015 Annual Meeting

John J. Haley, 64, has served as a director since 2003. Mr. Haley is the Chairman of the Board and Chief Executive Officer of Towers Watson & Co., a global professional services company headquartered in New York City. Mr. Haley joined Watson Wyatt Worldwide in 1977 and was elected a director of the firm in 1992. In 2010, Watson Wyatt Worldwide merged with Towers Perrin forming Towers Watson & Co. Mr. Haley is a Fellow of the Society of Actuaries, a Fellow of the Conference of Consulting Actuaries and a member of the American Academy of Actuaries. Mr. Haley is a member of the board of directors for Maximus, Inc., a position he has held since June 2002, and the U.S. — China Business Council. The particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that Mr. Haley should serve as a director of our company include his experience as Chief Executive Officer of an international publicly-traded company of a similar size (in terms of number of employees) and geographic spread as our company, and his financial expertise.

David G. Offensend, 60, has served as director since 2003. On April 28, 2014, Mr. Offsensend will become the Chief Operating Officer of America Achieves. Mr. Offensend served as the Chief Operating Officer of the New York Public Library from 2004 until April 2014. Prior to that, Mr. Offensend was Senior Advisor of Evercore Partners, Inc., which he co-founded in 1995. Evercore operates in the private equity business and provides merger and acquisition and restructuring advice to companies. Prior to founding Evercore, Mr. Offensend spent five years with Oak Hill Partners, the investment organization of Robert M. Bass, the Texas investor. Prior to joining the Bass organization in 1990, Mr. Offensend spent 13 years at Lehman Brothers. Mr. Offensend also was the lead investor in Resources Connection, Inc., a competitor of our company that was successfully taken public in 2000, and served as a trustee of Princeton University until June 2013. The particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that Mr. Offensend should serve as a director of our company include his financial and executive compensation expertise, investing experience, and background in mergers and acquisitions.

Terms Expiring at the 2016 Annual Meeting

Manuel Marquez, 55, has served as a director since March 2011 and as Chief Executive Officer and Chairman of the Board of our company since May 2011. Mr. Marquez has over 20 years of experience in senior leadership positions. From 2007 to 2010, he was the chief executive officer of Amper S.A., a publicly traded defense, homeland security and telecommunications company in Spain. Prior to joining Amper, Mr. Marquez spent 15 years in the recruitment industry with Spencer Stuart, an international leader in executive search consulting services. He joined Spencer Stuart in 1991 and co-founded one of the firm’s first specialized industry practices, High Technology. From 2000 to 2005, he was a member of the global executive team of Spencer Stuart responsible for the firm’s operations in Europe, India and South Africa, expanding operations in this region to 14 countries with over 100 consultants. Mr. Marquez also was a member of the Advisory Board of ESADE Business School from 2007 to 2011. The particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that Mr. Marquez should serve as a director of our company include his experience as a Chief Executive Officer of a publicly-traded company and his global senior leadership experience in the recruiting industry.

Richard J. Stolz, 68, has served as a director since 2006 and served as Chairman of the Board from February 2011 until May 2011. Prior to becoming a director, Mr. Stolz was a Partner with PricewaterhouseCoopers LLP until 2004. He served as the New York Region Leader for the Consumer and Industrial Products Industry Group of PricewaterhouseCoopers from 1997 to 2001. From 1988 to 1992, Mr. Stolz worked in Tokyo, Japan, leading the International Division of the PricewaterhouseCoopers affiliate. Mr. Stolz joined PricewaterhouseCoopers in 1967 and became a Partner in accounting and auditing in 1981. The particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that Mr. Stolz should serve as a director of our company include his accounting and auditing background and his international business experience. Mr. Stolz also is a certified public accountant.

In addition to the biographical information set forth above, Attachment A sets forth information relating to our Board’s director nominees and our directors continuing in office, as well as certain of our officers and employees who are considered “participants” in our solicitation of proxies for the annual meeting under the Securities Exchange Act of 1934 and the rules promulgated thereunder.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Relationship with Sagard as Board Observer

On May 16, 2013, we entered into a letter agreement with Sagard Capital Partners, L.P. (“Sagard”), our second largest stockholder with approximately 14% of our outstanding shares, that provided, among other things, for Dan Friedberg, a representative of Sagard (and the President of Sagard’s general partner), to be a non-voting attendee at meetings of our Board of Directors and Board committees. Since that time, Mr. Friedberg has provided constructive input and commentary to our Board of Directors and management as part of our strategic planning process to further strengthen Hudson’s position in the market and build its business over the long term.

Independent Directors

Of the six directors currently serving on our Board of Directors, the Board has determined that Ms. Laing and Messrs. Dubner, Haley, Offensend and Stolz are independent directors under the independence standards of the Nasdaq Global Select Market. Mr. Marquez is not permitted to be considered an independent director under the independence standards of the Nasdaq Global Select Market because he is our current Chief Executive Officer. Jon F. Chait, who served on our Board of Directors until his resignation effective February 25, 2013, was not permitted to be considered an independent director under the independence standards of the Nasdaq Global Select Market because he was employed by us as Chief Executive Officer within the past three years.

Board Committees

Our Board of Directors has standing Audit, Compensation, Nominating and Governance, Human Resources and Executive Committees. Under the listing standards of the Nasdaq Global Select Market, the members of the Audit, Compensation and Nominating and Governance Committees must be comprised solely of independent directors. Accordingly, Mr. Marquez is not eligible to serve on such Committees. All directors receive materials for all Board committee meetings even if they do not serve, or are not eligible to serve, on the committee.

The Board has adopted, and may amend from time to time, a written charter for each of the Audit Committee, Compensation Committee, Nominating and Governance Committee, Human Resources Committee and Executive Committee. We maintain a Web site at www.hudson.com and make available on that Web site, free of charge, copies of each of the charters for the Audit, Compensation, Nominating and Governance, Human Resources and Executive Committees. We are not including the information contained on or available through this Web site as a part of, or incorporating such information by reference into, this proxy statement.

Audit Committee

The Audit Committee presently consists of Richard J. Stolz (Chairman), Robert B. Dubner, John J. Haley and David G. Offensend, each of whom is an independent director under the independence standards of the Nasdaq Global Select Market and Securities and Exchange Commission rules. Our Board of Directors has determined that each of Messrs. Dubner, Haley, Offensend and Stolz qualify as an “audit committee financial expert,” as defined by the Securities and Exchange Commission. The Audit Committee held six meetings in 2013.

The Audit Committee’s primary duties and responsibilities are to assist our Board of Directors in monitoring:

•	the integrity of our financial statements;
•	the independent registered public accounting firm’s qualifications and independence;
•	the performance of our internal audit function and of the independent registered public accounting firm; and
•	our compliance with legal and regulatory requirements.

Compensation Committee

The Compensation Committee presently consists of Jennifer Laing (Chairman), John J. Haley and David G. Offensend, each of whom is an independent director under the independence standards of the Nasdaq Global Select Market and Securities and Exchange Commission rules and qualify as “outside directors” under Section 162(m) of the Internal Revenue Code. The Compensation Committee held five meetings in 2013.

The Compensation Committee’s primary responsibility is to assure that the non-employee members of our Board of Directors, the Chief Executive Officer, other executive officers and key management are compensated effectively and in a manner consistent with our stated compensation strategy, internal equity considerations, competitive practices, the requirements of the appropriate regulatory bodies, and in the interests of our stockholders. The Compensation Committee has overall responsibility for approving and evaluating the compensation of executive officers (including the Chief Executive Officer), key management and outside directors, and administers our long-term incentive programs, including our equity compensation plan.

The Compensation Committee has retained the services of an independent, external compensation consultant, Pay Governance LLC. Pay Governance LLC has served as the independent compensation consultant to the Compensation Committee since 2010. The mandate of the consultant is to work for the Compensation Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design issues, market trends and technical considerations. The consultant does not determine or recommend amounts or forms of compensation. The historical and ongoing nature and scope of services rendered by the independent compensation consultant on the Compensation Committee’s behalf is described below:

•	competitive market pay analyses, Board of Director pay studies, dilution analyses, and market trends;
•	ongoing support with regard to the latest relevant regulatory, technical, and/or accounting considerations affecting executive compensation and benefit programs;
•	guidance on overall compensation program structure and executive employment agreement terms; and
•	preparation for and attendance at selected management, Board committee, or Board of Director meetings.

The Compensation Committee has the final authority to hire and terminate Pay Governance LLC or any other compensation adviser. The Compensation Committee also evaluates Pay Governance LLC periodically. In addition, the Compensation Committee has the responsibility to consider the independence of Pay Governance LLC or any other compensation adviser before engaging the adviser. During 2013, the Compensation Committee reviewed the independence of Pay Governance LLC and the individual representatives of Pay Governance LLC who served as the Compensation Committee’s consultants pursuant to the requirements of Nasdaq and the Securities and Exchange Commission and the specific independence factors that the requirements cite and concluded, based on such review, that Pay Governance LLC’s work for the Compensation Committee does not raise any conflict of interest. In 2013, Pay Governance LLC did not provide any services to the Compensation Committee other than the executive and director compensation-related consulting services as described previously. Management did not obtain any services from Pay Governance LLC in 2013.

Additional information regarding the Compensation Committee and our policies and procedures regarding executive compensation, including the role of executive officers in recommending executive compensation, is provided below under “Compensation Discussion and Analysis.”

Nominating and Governance Committee

The Nominating and Governance Committee presently consists of John J. Haley (Chairman), Robert B. Dubner, Jennifer Laing, David G. Offensend and Richard J. Stolz, each of whom is an independent director under the independence standards of the Nasdaq Global Select Market. The Nominating and Governance Committee held four meetings in 2013.

The Nominating and Governance Committee provides assistance to our Board of Directors by:

•	identifying individuals qualified to become directors and recommending to the Board candidates for all directorships to be filled by the Board or by our stockholders;
•	identifying directors qualified to serve on the committees established by the Board and recommending to the Board members for each committee to be filled by the Board;
•	identifying directors qualified to serve as lead director and recommending to the Board nominees for lead director;
•	developing and recommending to the Board a set of corporate governance principles, including matters of:
•	Board organization, membership and function;
•	Board committee structure and membership;
•	succession planning for our Chief Executive Officer; and
•	taking a leadership role in shaping our corporate governance.

In identifying and evaluating nominees for director, the Nominating and Governance Committee seeks to ensure that our Board of Directors possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives. The Nominating and Governance Committee also seeks to ensure that the Board is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are important to us. In addition, the Nominating and Governance Committee believes it is important that at least one director has the requisite experience and expertise to be designated as an “audit committee financial expert.” The Nominating and Governance Committee looks at each nominee on a case-by-case basis regardless of who recommended the nominee.

In looking at the qualifications of each candidate to determine if their election would further the goals described above, the Nominating and Governance Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. The Nominating and Governance Committee also believes that candidates should be selected so that the Board of Directors is a diverse body, with diversity reflecting, among other things, age, gender, race and professional experience. At a minimum, each director nominee must have displayed the highest personal and professional ethics, integrity and values, and sound business judgment. In addition, the Nominating and Governance Committee believes a director should possess the following minimum qualifications to be recommended by the Nominating and Governance Committee to the Board:

•	A director must be highly accomplished in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest.
•	A director must have expertise and experience relevant to our business and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience.
•	A director must be independent of any particular constituency, be able to represent all of our stockholders and be committed to enhancing long-term stockholder value.
•	A director must have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of our business.

The Nominating and Governance Committee has the authority to retain a search firm to assist it in identifying director nominees, and the Nominating and Governance Committee provides the search firm with the criteria for the director nominees as described above.

The Nominating and Governance Committee will consider persons recommended by stockholders to become nominees for election as directors in accordance with the foregoing and other criteria set forth in our Nominating and Governance Committee Charter, which is available on our website as described above.

Recommendations for consideration by the Nominating and Governance Committee should be sent to our Corporate Secretary in writing, together with appropriate biographical information concerning each proposed nominee. Our By-Laws also set forth certain requirements for stockholders wishing to nominate director candidates directly for consideration by the stockholders. With respect to an election of directors to be held at an annual meeting, a stockholder must, among other things, give notice of an intent to make such a nomination to our Corporate Secretary in advance of the meeting in compliance with the terms and within the time period specified in our By-Laws. Pursuant to our By-Laws, a stockholder must give a written notice of intent to our Corporate Secretary not less than 45 days and not more than 75 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders. See “Other Matters — Stockholder Proposals” for the specific deadlines for submitting stockholder proposals to our Corporate Secretary in connection with the 2015 annual meeting of stockholders.

Human Resources Committee

The Human Resources Committee presently consists of Robert B. Dubner (Chairman), Jennifer Laing and Richard J. Stolz. The Human Resources Committee held five meetings in 2013.

The Human Resources Committee provides assistance to our Board of Directors by:

•	assisting management and making recommendations to the Board of Directors regarding human resources and organizational matters, other than compensation and benefits matters, for employees of our company, other than our Chief Executive Officer;
•	participating in the selection process of key executives; and
•	reviewing and monitoring our company’s succession plan for senior leadership.

Executive Committee

The Executive Committee presently consists of Manuel Marquez (Chairman), Robert B. Dubner and David G. Offensend. The Executive Committee did not meet in 2013.

The Executive Committee assists the Board of Directors in discharging its responsibilities and may exercise all of the authority of the Board in the management of our business affairs, except for changes in our By-Laws, matters specifically designated to other Board committees and certain other significant corporate matters.

Board Leadership Structure

Our positions of Chairman of the Board and Chief Executive Officer are combined, and we have a lead independent director. The reasons why we have combined these positions and why we continue to believe that combining these positions is appropriate for our company include the resulting operational efficiencies given the size of our company and the particularly detailed knowledge of our company’s operations that our Chief Executive Officer develops, which we believe is beneficial for serving as our Chairman.

Our independent directors meet regularly without management, including our Chief Executive Officer, and are active in the oversight of our company. Our Board of Directors and each Board committee have access to members of our management and the authority to retain independent legal, accounting or other advisors as they deem necessary or appropriate. Our Chairman and Chief Executive Officer does not serve on any Board committee, other than the Executive Committee.

The duties and responsibilities of our lead independent director include the following:

•	coordinate the activities of the independent directors and serve as a liaison between the independent directors and our Chairman and Chief Executive Officer;
•	chair meetings and executive sessions at which only the independent directors attend;
•	advise our Chairman and Chief Executive Officer as to the quality, quantity and timeliness of the flow of information from management that is necessary for the independent directors to effectively perform their duties;

•	jointly with the Compensation Committee, conduct an annual evaluation of the performance of the Chairman and Chief Executive Officer and report to the Board of Directors the results of that evaluation;
•	in conjunction with the Chairman and Chief Executive Officer, consider potential conflicts of interest of directors;
•	at the lead director’s discretion, conduct exit interviews of senior management upon resignation; and
•	recommend to the Chairman and Chief Executive Officer the retention of outside advisors and consultants who report directly to the Board of Directors.

The Nominating and Governance Committee recommends to our Board of Directors nominees for the position of lead independent director from among the independent directors. The independent directors on our Board of Directors then select a lead independent director from among the nominees to serve for a term of one year or until a successor is elected by the independent directors. There is no limit to the number of terms a director can serve as lead independent director. David G. Offensend currently serves as our lead independent director.

We believe that our board leadership structure provides an appropriate balance between strong and strategic leadership and independent oversight of our company, and that our board leadership structure continues to serve the best interests of our company and stockholders.

Risk Oversight

The Audit Committee of our Board of Directors oversees our risk management process. Our Risk Committee, which consists of certain members of our senior management, has day-to-day responsibility for our risk management process. The members of the Risk Committee are our Chief Executive Officer, Executive Vice President and Chief Financial Officer, Senior Vice President, Legal Affairs and Administration and Chief Knowledge Officer. Our Vice President, Internal Audit serves as the liaison between the Risk Committee and the Audit Committee. Our Vice President, Internal Audit provides periodic updates to the Audit Committee on behalf of the Risk Committee regarding, among other things, risk assessments and actions taken to mitigate risks. In addition, our Vice President, Internal Audit reports directly to the Chairman of the Audit Committee and provides periodic updates to the Audit Committee regarding risk management issues, particularly those regarding accounting and finance related risks. Also, our Senior Vice President, Legal Affairs and Administration provides periodic updates to our Board of Directors regarding claims against our company.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines to further promote the effective functioning of our Board and Board committees and to set forth a common set of expectations as to how our Board and Board committees should perform their functions. Our Corporate Governance Guidelines are available, free of charge, on our Web site at www.hudson.com.

Meetings and Attendance

Our Board of Directors held ten meetings in 2013. Each of the directors currently serving on our Board of Directors attended at least 75% of the aggregate number of meetings of the Board held in 2013 and meetings held by each committee of the Board on which such director served during the period that the director so served in 2013. Directors are expected to attend our annual meeting of stockholders each year. At the 2013 annual meeting of stockholders, all of the directors then serving were in attendance either in-person or by teleconference.

Communications with Board of Directors

You may communicate with our Board of Directors by writing to our Corporate Secretary at Hudson Global, Inc., c/o the Board of Directors (or, at your option, c/o a specific director), 560 Lexington Avenue, 5th Floor, New York, New York 10022. The Corporate Secretary will deliver this communication to the Board or the specified director, as the case may be.

Policies and Procedures Regarding Related Person Transactions

Our Board of Directors has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•	a “related person” means any of our directors, executive officers or nominees for director or any of their immediate family members; and
•	a “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Each of our executive officers, directors or nominees for director is required to disclose to the Audit Committee certain information relating to related person transactions for review, approval or ratification by the Audit Committee. Disclosure to the Audit Committee should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the related person transaction. The Audit Committee’s decision whether or not to approve or ratify a related person transaction is to be made in light of the Audit Committee’s determination that consummation of the transaction is not or was not contrary to our best interests. Any related person transaction must be disclosed to the full Board of Directors.

DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation received during 2013 by each of our current directors and each person who served as a director during 2013, other than Mr. Marquez who did not receive any compensation for serving as a director and whose compensation as an executive officer is set forth below under “Executive Compensation — Summary Compensation Table.”

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(2)	Total
Jon F. Chait(3)	$7,250	$0	$0	$7,250
Robert B. Dubner	$70,000	$65,000	$0	$135,000
John J. Haley	$67,000	$65,000	$0	$132,000
Jennifer Laing	$73,000	$65,000	$0	$138,000
David G. Offensend	$84,000	$65,000	$0	$149,000
Richard J. Stolz	$75,000	$65,000	$0	$140,000

(1)	The dollar amount shown reflects the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 for all awards of restricted stock granted during the fiscal year under our Director Deferred Share Plan. Assumptions used in the calculation of these amounts are included in Note 4 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2013.
(2)	During 2013, no directors were granted options to purchase shares of our common stock. The aggregate number of outstanding stock options as of December 31, 2013 for each of our directors named above was: Mr. Chait, 0; Mr. Dubner, 50,000; Mr. Haley, 0; Ms. Laing, 0; Mr. Offensend, 0; and Mr. Stolz, 50,000.
(3)	On February 24, 2013, Mr. Chait notified our company pursuant to a letter dated February 25, 2013 that he resigned as a director of our company effective immediately.

Retainer and Meeting Fees

Each non-employee director is entitled to receive an annual retainer of $25,000 paid in cash and $65,000 paid in share units as described below under “Director Deferred Share Plan,” a fee of $2,000 for each Board and Board committee meeting attended in person and a fee of $1,000 for each telephonic Board and Board committee meeting in which the director participates. The Chairmen of the Audit Committee and Compensation Committee receive an additional annual retainer of $10,000, and the Chairmen of the Nominating and Governance Committee and Human Resources Committee receive an additional annual retainer of $5,000. The lead director also receives an additional annual retainer of $20,000. Additionally, directors are reimbursed for out-of-pocket expenses associated with attending meetings of the Board and Board committees.

Director Deferred Share Plan

The share units paid as part of the annual retainer are awarded under our Director Deferred Share Plan. On the date of our annual meeting of stockholders, the retirement account of each non-employee director under the Director Deferred Share Plan is credited with the share units, which fully vest on the date of grant. All share units are equivalent to one share of our common stock and are payable only in common stock issued under our 2009 Incentive Stock and Awards Plan upon a director ceasing service as a Board member.

Stock Options

Until 2008, upon first being elected or appointed as a director, we granted each non-employee director an option to purchase 50,000 shares of our common stock. The exercise price for options was the fair market value of a share of our common stock on the date of grant. Options have a term of ten years and became exercisable as follows: 40% immediately on the date of grant, 60% after the first anniversary of the date of grant, 80% after the second anniversary and 100% after the third anniversary. If a director ceases service for any reason other than death, then that portion of the option that is exercisable on the date the director ceases service will remain exercisable for a period of two years after such date. If the director’s service ceases by reason of the director’s death, then the option will remain exercisable by the director’s beneficiary for a period of two years after the date of the director’s death.

Stock Ownership Policy

The Board of Directors considers ownership of our common stock to be an important factor in aligning the interest of our directors with those of our stockholders. Our Board of Directors has established a Stock Ownership Policy for non-employee directors. The Stock Ownership Policy became effective January 1, 2012. Under the Stock Ownership Policy, non-employee directors are required to own shares of our common stock with a market value equal to at least three times the director’s then-current annual cash retainer. A director must satisfy the ownership requirements within five years from the date of the director’s appointment to the Board or five years from the effective date of the Stock Ownership Policy, whichever occurs later. Stock ownership can consist of shares owned directly by the director and deferred shares, but vested and unvested stock options and unvested restricted shares are not included. The value of our common stock held by directors is measured annually using the greater of the value of our common stock on the date when the shares were vested or purchased and the value of our common stock as of December 31 of the applicable year. Once the value of a director’s shares reaches the required market value, the director is deemed to have met the stock ownership requirements and must retain only the number of shares that were required to meet the stock ownership requirements as of the date the director first met the requirements. As of December 31, 2013, the last measurement date for compliance with the Stock Ownership Policy, all directors met the stock ownership requirements imposed by the Stock Ownership Policy.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The purpose of this Compensation Discussion and Analysis is to provide material information about the compensation of our executive officers named below under “Executive Compensation — Summary Compensation Table,” which we refer to as our named executive officers. In this section, we provide an analysis and explanation of our executive compensation program and the compensation derived by our named executive officers from this program.

Objectives of the Compensation Program

The central objectives of our compensation program are to attract and retain the talented and critical individuals needed to achieve long-term success for our company and to motivate them to achieve goals designed to enhance long-term stockholder value. The Compensation Committee, which oversees our executive compensation program, believes these goals can best be achieved with a compensation program designed on the principles of simplicity, transparency and objectivity.

Design of the Executive Compensation Program

The Compensation Committee takes a “total rewards” approach to executive compensation by combining elements of compensation to create a competitive proposition for prospective and existing executive officers. The Compensation Committee targets total compensation for executive officers at median market levels for comparable companies. The key policies that underpin our executive compensation program are as follows:

•	Total cash compensation, which is comprised of base salary plus annual incentive (cash bonus), is targeted at median market levels for comparable companies:
•	Base salaries are targeted at median market levels for comparable companies; and
•	Annual incentives are generally designed to provide awards above median market levels for comparable companies for above median market performance.
•	Long-term incentives provide equity awards, typically in the form of restricted shares and stock options, and are typically targeted at median market levels for comparable companies.
•	Employee benefits are offered to all eligible employees, including our executive officers, and are targeted at median market levels for comparable companies.

Consequently, our executive officers have the opportunity to earn above median compensation — both from above median bonuses and from above median appreciation of equity grants — resulting from above median performance of our company.

The Compensation Committee believes that providing total cash compensation (base salary plus annual incentive), equity compensation and employee benefit programs generally targeted at median market levels for comparable companies is essential for attracting new talent and retaining and motivating existing key talent. However, on occasion, the Compensation Committee may determine that a deviation from median market levels is necessary to attract and retain key talent. We believe that providing our named executive officers with the ability to earn above median market levels for cash bonuses based on above median performance encourages the retention of high performers who strive to consistently beat their established performance targets. Target bonus payouts are set as a percentage of base salary. Actual business performance, measured solely by financial results, not individual performance, determines whether bonus payments are above or below the target level. The Compensation Committee also considers base salary in granting equity awards, because the Compensation Committee’s desire is to provide meaningful equity awards for the named executive officers and certain key members of senior management.

At our 2013 annual meeting of stockholders, our stockholders were asked to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the proxy statement for the 2013 annual meeting. Of those stockholders who voted on this non-binding proposal, in excess of 79% voted to approve the compensation of our named executive officers. As of the date of our 2013 annual meeting of stockholders, our executive compensation program for 2013 had already been established by the

Compensation Committee. However, following the 2013 annual meeting of stockholders, the Compensation Committee reviewed our executive compensation program and concluded that our overall executive compensation program for 2013 continued to be appropriate for our company and effective in rewarding executives commensurate with our financial performance. The Compensation Committee did not make any adjustments to the compensation of our executive officers, including our named executive officers, based on the results of the advisory vote at our 2013 annual meeting of stockholders.

Target Compensation Levels and Benchmarking

Overview

The Compensation Committee, with the assistance of the independent compensation consultants it retains, reviews the market positioning of total compensation for each of our executive officers. It has been the practice of the Compensation Committee to review the market positioning of total compensation for each of our executive officers on a biennial basis. In 2013, the Compensation Committee undertook such a study for each of our executive officers with Pay Governance, its independent compensation consultant.

Compensation and Benchmarking Studies

In 2013, at the direction of the Compensation Committee, Pay Governance compared the base salary, annual incentives and long-term incentives of our executive officers to executives in similar positions at relevant comparator companies. For all executive officer positions, Pay Governance used one group of comparator companies consisting of survey data from a database of approximately 110 consolidated professional and general business service firms. The data was adjusted for annual revenue size using a regression analysis. We did not rely on a specific sub-group of peer companies within that database, and, in working with Pay Governance, we played no role in selecting the individual companies for which the data was obtained. For the positions of chief executive officer and chief financial officer, Pay Governance also used a second group of comparator companies comprised of U.S.-based and U.K.-based publicly-traded staffing companies, which consisted of CDI Corp., Ciber, Inc., Hays, PLC., Heidrick & Struggles International, Inc., Kelly Services, Inc., Kforce, Inc., Korn Ferry International, Michael Page International, Resources Connections Inc., Robert Half International, Inc. and Robert Walters. For the position of chief executive officer, Pay Governance also provided the Compensation Committee with proxy statement data for a group of U.S.-based publicly traded companies with market capitalizations similar in size to our company, which consisted of Access National Corp., Cenveo, Inc., Courier Corp., CRA International, Inc., Dolan Co., Hill International, Inc., Moduslink Global Solutions, Inc., Pacer International, Inc., PMFG, Inc., Providence Service Corp., Salem Communications Corp., Stoneridge, Inc., Sypris Solutions, Inc., Targacept, Inc. and VSE Corp. In weighing the relevance of a particular comparator company, the Compensation Committee considered the size and business mix of each comparator in relationship to our company. The Compensation Committee did not make any adjustments to the compensation of our named executive officers for 2013 based on the marked data provided by Pay Governance in 2013.

Effective July 1, 2013, the Compensation Committee increased Mr. Lanuto’s base salary from $310,000 to $340,000 and Mr. Lanuto’s target bonus amount from $186,000 to $204,000 in recognition of Mr. Lanuto’s continued contributions to our company and for the purpose of continuing his employment as Senior Vice President, Controller and Chief Accounting Officer of our company. Also effective January 1, 2013, Mr. Marquez’s base salary increased 4%, from $600,000 to $624,000, pursuant to his employment agreement. Given that Mr. Marquez’s target annual bonus is 90% of his annual base salary, his target bonus amount for 2013 increased from $540,000 to $561,600, effective January 1, 2013.

In 2013, the Compensation Committee did not make any adjustments to the compensation of our named executive officers for 2014 because the Compensation Committee determined that their compensation was appropriate based on the market data provided by Pay Governance in 2013, internal fairness and our performance.

Role of Executive Officers in the Compensation Process

The development of annual incentive targets and the calculation of the actual annual incentives earned are performed by the Chief People Officer in conjunction with the Executive Vice President, Chief Financial Officer. These data (incentive targets and actual incentives earned) are then reviewed by the Chief Executive

Officer before being presented to the Compensation Committee for discussion and approval. Long-term equity incentive grants are recommended to the Chief Executive Officer by various regional business heads and corporate department heads. The Chief Executive Officer then presents his grant recommendations to the Compensation Committee for its discussion and consideration. While the Chief Executive Officer takes an active role in making compensation recommendations for our executive officers, he makes no recommendations concerning any element of his own compensation. Compensation decisions for executive officers other than the Chief Executive Officer are made during regularly scheduled Compensation Committee meetings, which are generally attended by a representative of the Compensation Committee’s independent compensation consultant. Discussions regarding Chief Executive Officer compensation take place in Compensation Committee executive session without the Chief Executive Officer or other executive officers present. The Compensation Committee makes all final decisions on compensation for our executive officers, including our named executive officers.

Elements of Compensation

Overview

The compensation for our named executive officers consists primarily of four elements: (1) a base salary, (2) an annual cash incentive program, (3) eligibility to participate in periodic grants of restricted shares of stock or stock options and (4) benefits. Each named executive officer has an employment agreement that covers basic terms of his or her employment and that contains both contractual separation payments under certain circumstances and provisions covering a possible change in the control of our company. In general, these agreements provide for a maximum of one year’s base salary and target bonus protection for the executive under certain circumstances of separation.

The same compensation policies and decisions cover all of our named executive officers.

Base Salary

We do not have a policy of providing annual raises for executive officers; however, the base salary of our named executive officers as a group was reviewed in 2013 as part of the review of total compensation performed for the Compensation Committee by Pay Governance. This review consisted of the benchmarking described previously under “Target Compensation Levels and Benchmarking — Compensation and Benchmarking Studies.” The Compensation Committee did not make any adjustments to the base salaries of our named executive officers for 2013 based on the marked data provided by Pay Governance in 2013.

As described previously under “Target Compensation Levels and Benchmarking — Compensation and Benchmarking Studies,” effective July 1, 2013, the Compensation Committee increased Mr. Lanuto’s base salary from $310,000 to $340,000 and, effective January 1, 2013, Mr. Marquez’s base salary increased from $600,000 to $624,000.

In 2013, the Compensation Committee did not make any adjustments to the base salaries of our named executive officers for 2014 because the Compensation Committee determined that their base salaries were appropriate based on the market data provided by Pay Governance in 2013, internal fairness and our performance.

Annual Incentives

The annual incentive program consists of eligibility for a cash bonus based on our actual earnings before interest, income taxes, special charges, other non-operating expense and depreciation and amortization, or adjusted EBITDA, on a constant currency basis, relative to target adjusted EBITDA set at the beginning of the year by the Compensation Committee. The Compensation Committee has the authority to determine all components of the calculation of adjusted EBITDA. The achievement of threshold adjusted EBITDA (dollars earned) is required for any bonus to be paid. The Compensation Committee believes that adjusted EBITDA is a clear, objective standard of measurement that encourages executives to strive toward increased profit generation year-over-year. The intent of the annual incentive program is to provide above market median bonus compensation in years where our performance meets or exceeds target levels, but to pay less or no incentive in years where our performance does not meet or exceed target levels.

The Compensation Committee sets performance targets annually at the beginning of the year based on the recommendation of the Chief Executive Officer (with the exception of the Chief Executive Officer’s own target, which is set solely by the Compensation Committee). Factors considered in setting the performance targets include profit we earned in the prior year, the current year’s profit budget, desired growth and general economic conditions (for example, higher targets may be set in good economic periods). The Compensation Committee measures performance targets at the level of our company — consolidated corporate, regional or business unit performance — that it believes best aligns with driving accountability of our named executive officers for the delivery of our strategy and business objectives. Historically, the Compensation Committee has set these targets meaningfully above prior year results to stimulate ongoing profit growth from one year to the next. In setting the 2013 performance targets, the Compensation Committee considered our 2012 actual performance, our 2013 budget and its view of the global economic conditions. Target bonus amounts for individual named executive officers are set as a percentage of base salary and are reviewed during the independent compensation consultant’s total compensation study to ensure that the target bonus is appropriate considering both internal equity and relevant market competitiveness.

In 2013, the Compensation Committee continued to apply its compensation policies as they relate to setting performance targets consistent with past practices. In February 2013, the Compensation Committee established the 2013 Incentive Compensation Program for the named executive officers, including specific performance targets as described in the subsequent paragraph. After considering the factors set forth previously under “Elements of Compensation — Base Salary” — the 2013 market study, internal fairness and our performance — the Compensation Committee did not make any changes to the target bonus amounts for the named executive officers for 2013. However, as described previously under “Target Compensation Levels and Benchmarking — Compensation and Benchmarking Studies,” the Compensation Committee did increase Mr. Lanuto’s target bonus amount for 2013 from $186,000 to $204,000, and Mr. Marquez’s target bonus for 2013 increased from $540,000 to $561,600 pursuant to his employment agreement. The Compensation Committee does not plan to change the target bonus amounts for the named executive officers for 2014. The Compensation Committee has considered all of the factors set forth previously under “Elements of Compensation — Base Salary” — the 2013 market study, internal fairness and our performance — in setting performance targets for 2014, and the goals and terms of the program remain substantially the same as in 2013.

For all named executive officers, achievement of a single consolidated corporate adjusted EBITDA (determined on a constant currency basis) threshold of $2.5 million and target of $10.0 million measured in dollars of adjusted EBITDA was required to earn 25% and 100% payouts, respectively. No bonus was payable for adjusted EBITDA performance below threshold. For adjusted EBITDA performance between threshold and 75% of target, bonuses were payable on a pro rata basis between 25% and 60% based on dollars of adjusted EBITDA. For adjusted EBITDA performance from 75% of target up to and including target, bonuses were payable on a pro rata basis from 60% to 100% based on dollars of adjusted EBITDA. For adjusted EBITDA performance exceeding target up to 200% of target, the executive officers would be paid bonuses on a pro rata basis between 100% up to a cap of 180%.

For 2013, our adjusted EBITDA performance, on a constant currency basis, was a loss of $11.8 million. As a result of our adjusted EBITDA performance relative to the 2013 bonus targets, each of Mr. Marquez, Mr. Nolan, Mr. Lanuto, Mr. Williams and Mr. Funk received no bonus for 2013 under the 2013 Incentive Compensation Program. However, pursuant to Mr. Marquez’s employment agreement, he was also entitled to a $125,000 cash retention bonus for 2013. Pursuant to Ms. Raymond’s separation agreement, she was not eligible to receive a cash bonus under the 2013 Incentive Compensation Plan.

The Compensation Committee has the discretion to make payments outside of the formula of the annual incentive program to reflect extenuating circumstances or actual individual contribution, and the Compensation Committee chose to exercise this discretion with respect to one named executive officer for 2013. In recognition of Mr. Lanuto’s continued contributions to our company and for the purpose of continuing his employment as Senior Vice President, Controller and Chief Accounting Officer of our company, the Compensation Committee approved a guaranteed cash bonus of $102,000 for Mr. Lanuto for 2013, provided he did not resign from our company prior to March 15, 2014. On February 13, 2014, Mr. Lanuto provided notice of his decision to resign from his position with our company, and Mr. Lanuto’s employment with our company ended effective March 14, 2014. As a result, Mr. Lanuto did not receive any portion of the $102,000 cash bonus.

Long-Term Incentives

The Compensation Committee has the authority under the Hudson Global, Inc. 2009 Incentive Stock and Awards Plan to make equity grants to employees. Prior to our stockholders’ approval in May 2009 of the 2009 Incentive Stock and Awards Plan, the Compensation Committee made equity grants under the Long Term Incentive Plan. The Long Term Incentive Plan terminated upon approval of the 2009 Incentive Stock and Awards Plan. However, all equity grants made under the Long Term Incentive Plan that were outstanding at the time of the approval of the 2009 Incentive Stock and Awards Plan will remain outstanding and will continue to be subject to all of the terms and conditions of the Long Term Incentive Plan.

Historically, the Compensation Committee has used a mix of stock options and restricted shares to motivate and retain key executive officers, including our named executive officers. The equity awards that we grant to our named executive officers vest over time and are typically also subject to certain financial and non-financial performance vesting conditions. To provide both a financial commitment to a new executive officer and an incentive to drive performance to increase our share price, the Compensation Committee has awarded grants of stock options and restricted shares to the named executive officers from time to time. The Compensation Committee makes its decisions about annual grants considering the factors of market competitiveness, internal equity and position responsibilities.

On February 26, 2013, the Compensation Committee, considering the factors of market competitiveness, internal equity and position responsibilities, approved grants of 62,500 shares of restricted stock to Ms. Raymond, 33,333 shares of restricted stock to Mr. Williams, 14,000 shares of restricted stock to Mr. Lanuto and 11,500 shares of restricted stock to Mr. Funk, pursuant to a form of restricted stock award agreement that provides for the awards of restricted stock to vest based on performance — our financial performance and our employee engagement survey results — and service with our company. The grant effective date for these grants of restricted stock was May 14, 2013 pursuant to our company policy on granting equity awards. The Compensation Committee approved the form of restricted stock award agreement with both performance and service vesting conditions to align further the interests of our executive officers with our stockholders. Mr. Marquez did not receive an equity award grant in 2013, but he did receive in 2011 an equity award grant of 100,000 restricted stock units and 400,000 stock options in connection with his commencement of employment with us. The performance vesting conditions with respect to the restricted stock are satisfied as follows:

a.	50% of the shares of restricted stock (the “Take-out Ratio Restricted Stock”) vest upon the determination by the Compensation Committee that, for the year ended December 31, 2013, our company achieved a 51% “target” Take-out Ratio (defined as the percentage of the direct, front line costs incurred for the year ended December 31, 2013 divided by the gross margin for the year ended December 31, 2013), provided that 80% to 99.9% of the shares of Take-out Ratio Restricted Stock will vest if the Take-out Ratio is between 53% and 51.1% (such vesting percentage determined pro rata for Take-out Ratio achievement within such range), and a number of shares equal to 100.1% to 120% of the Take-out Ratio Restricted Stock will vest (in the case of a number of shares up to 100% of the Take-out Ratio Restricted Stock) or be granted (in the case of shares in excess of 100.0% of the Take-out Ratio Restricted Stock) if the Take-out Ratio is between 50.9% and 49% (such vesting percentage determined pro rata for Take-out Ratio achievement within such range);
b.	25% of the shares of restricted stock (the “Employee Engagement Restricted Stock”) vest upon the determination by the Compensation Committee that our company achieved for the year ended December 31, 2013 a “target” Employee Engagement Score (defined as the employee engagement score for the year ended December 31, 2013, based on a survey conducted by a consulting firm applying the same methodology as was applied in the employee engagement survey conducted for the year ended December 31, 2012) of 58%; provided that 80% to 99.9% of the shares of Employee Engagement Restricted Stock will vest if the Employee Engagement Score is between 56% and 57.9% (such vesting percentage determined pro rata for Employee Engagement Score achievement within such range), and a number of shares equal to 100.1% to 120% of the Employee Engagement Restricted Stock will vest (in the case of a number of shares up to 100% of the Employee Engagement Restricted Stock) or be granted (in the case of shares in excess of 100% of the

Employee Engagement Restricted Stock) if the Employee Engagement Score is between 58.1% and 60% (such vesting percentage determined pro rata for Employee Engagement Score achievement within such range); and
c.	25% of the shares of restricted stock (the “Cash Efficiency Restricted Stock”) vest upon the determination by the Compensation Committee that our company achieved for the year ended December 31, 2013 a “target” Cash Efficiency Score (defined as (i) cash flow from operations for the year ended December 31, 2013 divided by (ii) gross margin minus selling, general and administrative expenses for the year ended December 31, 2013) of 0.75; provided that 80% to 99.9% of the shares of Cash Efficiency Restricted Stock will vest if the Cash Efficiency Score is between 0.60 and 0.74 (such vesting percentage determined pro rata for Cash Efficiency Score achievement within such range), and a number of shares equal to 100.1% to 120% of the Cash Efficiency Restricted Stock will vest (in the case of a number of shares up to 100% of the Cash Efficiency Restricted Stock) or be granted (in the case of shares in excess of 100% of the Cash Efficiency Restricted Stock) if the Cash Efficiency Score is between 0.76 and 0.90 (such vesting percentage determined pro rata for Cash Efficiency Score achievement within such range).

The executive will forfeit the number of shares of Take-out Ratio Restricted Stock, Employee Engagement Restricted Stock and Cash Efficiency Restricted Stock that do not vest pursuant to paragraphs (a), (b) and (c) described previously. To the extent the performance vesting conditions set forth in paragraphs (a), (b) and (c) have been satisfied, the service vesting conditions with respect to the restricted stock are satisfied as follows: (i) 33% of the shares of restricted stock vest on the later of the determination of the satisfaction of the performance vesting conditions or the first anniversary of the grant date, (ii) 33% of the shares of restricted stock vest on the second anniversary of the grant date and (iii) 34% of the shares of restricted stock vest on the third anniversary of the grant date; provided that, in each case, the executive remains employed by our company from the grant date through the date the performance vesting conditions are satisfied, in the case of clause (i), or the applicable anniversary date, in the case of clauses (ii) and (iii).

Based on the Compensation Committee’s determination of our 2013 Take-out Ratio of 54.3%, 2013 Employee Engagement Score of 54% and 2013 Cash Efficiency Score of .3, the performance vesting conditions were satisfied for none of the shares of Take-out Ratio Restricted Stock, Employee Engagement Score Restricted Stock and Cash Efficiency Restricted Stock awarded in 2013.

On August 7, 2013, in connection with his commencement of employment as Chief Financial Officer of our company, the Compensation Committee awarded Mr. Nolan 100,000 restricted shares of our common stock pursuant to a restricted stock award agreement. The shares of restricted stock vest 100% on the second anniversary of the grant date, provided that Mr. Nolan remains employed by our company on such date. Also on August 7, 2013, in recognition of Mr. Lanuto’s continued contributions to our company and for the purpose of continuing his employment as Senior Vice President, Controller and Chief Accounting Officer of our company, the Compensation Committee awarded Mr. Lanuto 40,000 restricted shares of our common stock pursuant to a restricted stock award agreement. The shares of restricted stock would have vested 100% on the second anniversary of the grant date, provided that Mr. Lanuto had remained employed by our company on such date. On February 13, 2014, Mr. Lanuto provided notice of his decision to resign from his position with our company, and Mr. Lanuto’s employment with our company ended effective March 14, 2014. As a result, Mr. Lanuto forfeited the 40,000 restricted shares of our common stock.

The Compensation Committee generally considers grants to executive officers, including our named executive officers, upon a significant change in the status of an officer (hire, promotion, additional responsibility) or annually at its first meeting in the calendar year. This practice helps to ensure that the Compensation Committee makes no attempt to coordinate grants prior to the release of material non-public information, either positive or negative.

Grants of equity awards approved by the Compensation Committee generally become effective seven calendar days following the release of the annual or quarterly earnings period most immediately following the Compensation Committee’s approval. The grant price for all equity awards approved by the Compensation Committee is the closing price of a share of our common stock on the Nasdaq Global Select Market on the date of effectiveness of the grant. If shares of our common stock are not traded on this date, then the grant price of the stock option will be the closing price of a share of our common stock on the Nasdaq Global Select Market on the next day of market activity.

Stock Ownership Guidelines

The Board of Directors has established a new Stock Ownership Policy for senior management, including our named executive officers, and it is intended to further align the interests of management and stockholders. The Stock Ownership Policy became effective on January 1, 2012. Under the Stock Ownership Policy, executives, other than the Chief Executive Officer, are required to own shares of our common stock with a value equal to at least one times their respective base salaries. The Chief Executive Officer must own shares of our common stock with a value equal to at least two times his annual base salary. An executive must satisfy the ownership requirements within five years of the date of the executive’s appointment to a position covered by the Stock Ownership Policy or five years from the effective date of the Stock Ownership Policy, whichever occurs later. Stock ownership can consist of shares owned directly by the executive, vested restricted shares, deferred shares, shares in the executive’s 401(k) account and shares owned through the Employee Stock Purchase Plan. Vested and unvested stock options, unvested restricted stock units and unvested restricted shares will not apply to the ownership level. The value of our common stock held by executives is measured annually using the greater of the value of our common stock on the date when the shares were vested or purchased and the value of our common stock as of December 31 of the applicable year. Once the value of an executive’s shares reaches the required market value, the executive will be deemed to have met the stock ownership requirements and must retain only the number of shares that were required meet the stock ownership requirements as of the date the executive first met the requirements. As of December 31, 2013, the last measurement date for compliance with the Stock Ownership Policy, Mr. Funk met the stock ownership requirements imposed by the Stock Ownership Policy. As of such date, the other named executive officers continuing in office had not met their respective stock ownership requirements, but were on track to do so within the five-year prescribed period. No named executive officer who had not met his or her stock ownership requirement sold shares or exercised options during 2013.

Benefits

We provide our employees with customary health care benefits and offer a defined contribution plan (401(k) plan) in lieu of a pension plan to eligible employees, including our named executive officers, who, if they meet the plan eligibility requirements, may elect to participate. Under our 401(k) plan, we have the discretion to make a matching contribution at the end of each plan year to each participant’s account in an amount up to 50% of the participant’s salary reduction contributions for the plan year, taking into account salary reduction contributions between 1% and 6% of the participant’s eligible compensation. Other than these savings programs, we provide no retirement benefits to employees or supplemental retirement benefits to our executive officers.

Perquisites

We provide no perquisites to our named executive officers as a group, and in 2013, we did not provide perquisites in an aggregate amount greater than $10,000 to any individual named executive officer, other than Mr. Marquez as described in Footnote 6 to the Summary Compensation Table.

The perquisites that we provided to Mr. Marquez, other than his temporary housing allowance in New York for 2013 described below, are pursuant to his CEO Employment Agreement and consisted of (i) an allowance for round trip airplane tickets for Mr. Marquez and his wife and their three children to travel round trip from New York to Madrid, Spain twice during the year; (ii) tax equalization payments; and (iii) fees to an accounting firm in connection with the preparation of Mr. Marquez’s tax documentation. In February 2013, the Compensation Committee approved a temporary housing allowance in New York for Mr. Marquez for 2013 and 2014. We believe these perquisites were necessary to retain Mr. Marquez to serve as Chairman and Chief Executive Officer of our company.

Agreements with Named Executive Officers

We entered into a CEO Employment Agreement with Manuel Marquez in connection with him becoming our Chairman and Chief Executive Officer. We believe it was necessary to enter into the CEO Employment Agreement to attract and retain Mr. Marquez to serve as Chairman and Chief Executive Officer of our company and to motivate Mr. Marquez to achieve goals designed to enhance long-term stockholder value. Under the CEO Employment Agreement, Mr. Marquez is entitled to, among other things, (i) an annual base salary, subject to increase in each of 2013 and 2015; (ii) eligibility to receive an annual bonus as provided in our Senior Management Bonus Plan and a retention bonus for 2013 and 2014, in each case, contingent on Mr. Marquez’s continued employment with us on such dates; (iii) an allowance for Mr. Marquez and his wife and their three children to travel round trip from New York to Madrid, Spain, twice each year during the term of Mr. Marquez’s employment; (iv) tax equalization payments to the extent the income taxes Mr. Marquez is required to pay in the United States for Company compensation exceed the income taxes he would have paid in Spain; (v) four weeks of vacation per year; (vi) severance and health and dental benefits upon termination or non-renewal of employment; (vii) severance and health and dental benefits upon a termination of employment after a change in control of our company; and (viii) other benefits of employment comparable to other senior management. Mr. Marquez is not entitled to an excise tax gross-up payment after a change in control of our company. However, if any portion of the severance payments or any other payments under the CEO Employment Agreement or under any other agreement with Mr. Marquez would result in the imposition on him of an excise tax under the Internal Revenue Code, then the total amount of such payments will be delivered either in full (with Mr. Marquez paying the applicable excise tax) or in a reduced amount such that no portion of such payments would be subject to excise tax, whichever results in the receipt of the greatest benefit on an after-tax basis. In connection with entering into the CEO Employment Agreement, Mr. Marquez executed a Confidentiality, Non-solicitation and Work Product Assignment Agreement with us.

In addition to Mr. Marquez, all of our other named executive officers (other than Ms. Raymond) have an employment agreement with us. These agreements were put in place to allow us to attract and retain key talent to our business. They are designed to provide reasonable financial security (in general, not exceeding one year’s salary and target bonus) to our executive officers in the event of certain kinds of separations from our company, while providing our company with appropriate releases from potential claims and commitments not to solicit our clients or employees during a set period.

Under the employment agreements, each named executive officer (other than Mr. Marquez) is entitled to (i) an annual base salary; (ii) eligibility to receive an annual bonus as provided in our Senior Management Bonus Plan; (iii) four weeks of vacation plus four personal days per year; (iv) severance and health and dental benefits upon termination or non-renewal of employment; (v) severance and health and dental benefits upon a termination of employment after a change in control of our company; and (vi) other benefits of employment comparable to other senior management of our company. In connection with entering into the employment agreements, each named executive officer executed a Confidentiality, Non-solicitation and Work Product Assignment Agreement with us.

On May 31, 2013, we entered into an employment agreement with Mr. Nolan in connection with the commencement of his employment as Executive Vice President and Chief Financial Officer of our company. Under the agreement, Mr. Nolan is entitled to, among other things, (i) an annual base salary; (ii) eligibility to receive an annual bonus as provided in our Senior Management Bonus Plan; (iii) eligibility to receive an annual grant of equity of our company under the Senior Management Bonus Plan with a value equal to 80% of Mr. Nolan’s then-current base salary; (iv) four weeks of paid vacation per year; (v) severance and health and dental benefits upon a termination of employment after a change in control of our company; and (vi) other benefits of employment comparable to other senior management of our company. Also pursuant to the agreement, the Compensation Committee awarded Mr. Nolan on August 7, 2013 100,000 restricted shares of our common stock. The shares of restricted stock vest 100% on the second anniversary of the grant date, provided that Mr. Nolan remains employed by our company on such date. Mr. Nolan is not entitled to an excise tax gross-up payment after a change in control of our company. However, upon a termination of Mr. Nolan’s employment after a change in control of our company, if any portion of Mr. Nolan’s termination payment would constitute an “excess parachute payment,” then the termination payment made to Mr. Nolan shall either be made in full or made in the greatest amount such that no portion of the termination payment would be subject to the excise tax, whichever results in the receipt by Mr. Nolan of the greatest benefit on an after-tax basis. In connection with entering into the agreement, Mr. Nolan executed a Confidentiality, Non-solicitation and Work Product Assignment Agreement with us.

On July 15, 2013, we entered into an amended and restated employment agreement with Mr. Lanuto pursuant to which we agreed to continue to employ Mr. Lanuto as Senior Vice President, Controller and Chief Accounting Officer of our company upon the terms set forth in Mr. Lanuto’s then existing employment agreement with our company, except that Mr. Lanuto’s annual base salary increased from $310,000 to $340,000, effective July 1, 2013. In addition to his annual base salary, Mr. Lanuto’s amended and restated employment agreement entitled him to (i) eligibility to receive an annual bonus as provided in our Senior Management Bonus Plan; (ii) four weeks of vacation plus four personal days per year; (iii) severance and health and dental benefits upon termination or non-renewal of employment; (iv) severance and health and dental benefits upon a termination of employment after a change in control of our company; and (v) other benefits of employment comparable to other senior management of our company. On February 13, 2014, Mr. Lanuto provided notice of his decision to resign from his position with our company, and Mr. Lanuto’s employment with our company ended effective March 14, 2014.

On May 31, 2013, we entered into a separation agreement with Ms. Raymond pursuant to which her employment with our company ended effective May 31, 2013. Under the agreement, Ms. Raymond agreed to serve as a consultant to our company to assist in transitioning her duties as Chief Financial Offer to her successor for a period of 90 days following May 31, 2013. Also under the agreement, Ms. Raymond is entitled to (i) a severance benefit of $468,750 payable in equal semi-monthly installments for a period of 15 months after the termination of her employment; and (ii) the value of all of Ms. Raymond’s earned, but unused, vacation days through May 31, 2013. As also provided in the agreement, all of the non-vested shares of restricted stock of our company that we previously granted to Ms. Raymond (other than the shares of restricted stock that we granted to Ms. Raymond on May 14, 2013), consisting of 48,155 shares of restricted stock scheduled to vest based on the achievement of certain performance and service conditions, became fully vested as of May 31, 2013. Also, as provided in the agreement, we will continue to pay our portion of Ms. Raymond’s group medical and dental insurance premium during the 15-month severance period, provided that Ms. Raymond pays her portion of the group medical and dental insurance premium in the form of a deduction from her severance benefit. We will also pay up to an aggregate of $20,000 for outplacement services to be provided to Ms. Raymond for up to twelve months following May 31, 2013. Pursuant to the agreement, Ms. Raymond (a) provided us and our subsidiaries a general liability release and agreed to not solicit certain of our or our subsidiaries’ current or prospective clients or any individual employed by us or any of our subsidiaries on May 31, 2013, in each case, for a period of 15 months following the termination of her employment; and (b) agreed to keep confidential and proprietary business information of ours and our subsidiaries confidential and to return such information to us upon the termination of her employment.

Additional information regarding these employment agreements can be found in “Disclosure Regarding Summary Compensation Table and Grants of Plan-Based Awards Table” and “Potential Payments Upon Termination or Change in Control.”

Impact of Tax Treatment on Compensation

Under Section 162(m) of the Internal Revenue Code, the tax deduction available to corporate taxpayers, such as us, is limited with respect to the compensation of certain executive officers unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. The Compensation Committee currently intends, except in limited circumstances, to qualify compensation paid to our executive officers for deductibility by us under Section 162(m) of the Internal Revenue Code. Section 409A of the Internal Revenue Code provides, among other things, rules for when compensation may be deferred and when, if deferred, it may be paid. Our compensation plans and agreements are intended to be compliant with Section 409A.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with our management and, based on such review and discussion, has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Hudson Global, Inc.
COMPENSATION COMMITTEE

Jennifer Laing, Chairman
John J. Haley
David G. Offensend

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning the compensation earned including during 2013 by (i) our Chief Executive Officer, (ii) our Chief Financial Officer, (iii) our three other most highly compensated executive officers who were serving as executive officers at the end of 2013 and (iv) Ms. Raymond, our former Executive Vice President and Chief Financial Officer who served in such position until May 31, 2013. Information is not included for Mr. Nolan for 2011 and 2012 because he did not join our company until 2013. The persons named in the table are sometimes referred to in this proxy statement as the “named executive officers.”

Name and Principal Position	Year	Salary	Bonus		Stock Awards(4)	Option Awards(5)	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Manuel Marquez, Chairman and Chief Executive Officer	2013	$624,000	$125,000	(3)	$0	$0	$0	$121,390	(6)	$870,390
	2012	$600,000	$540,000		$0	$0	$0	$228,422		$1,368,422
	2011	$377,308	$539,577		$518,000	$1,401,480	$40,070	$333,519		$3,209,954
Stephen A. Nolan, Executive Vice President and Chief Financial Officer	2013	$262,500	$0		$240,000	$0	$0	$0		$502,500
	2012	—	—		—	—	—	—		—
	2011	—	—		—	—	—	—		—
Frank P. Lanuto, Senior Vice President, Controller and Chief Accounting Officer(1)	2013	$325,000	$0		$129,880	$0	$0	$7,650	(7)	$462,530
	2012	$310,000	$0		$57,375	$0	$0	$7,500		$374,875
	2011	$310,000	$0		$76,320	$0	$186,000	$7,350		$579,670
Latham Williams, Senior Vice President, Legal Affairs and Administration, Corporate Secretary	2013	$300,000	$0		$80,666	$0	$0	$7,500	(7)	$388,166
	2012	$300,000	$0		$137,700	$0	$0	$7,500		$445,200
	2011	$265,000	$0		$76,320	$0	$198,750	$7,350		$547,420
Neil J. Funk, Vice President, Internal Audit	2013	$250,000	$0		$27,830	$0	$0	$7,500	(7)	$285,330
	2012	$250,000	$0		$45,900	$0	$0	$7,500		$303,400
	2011	$250,000	$0		$76,320	$0	$125,000	$7,350		$458,670
Mary Jane Raymond, Former Executive Vice President and Chief Financial Officer(2)	2013	$171,340	$0		$151,250	$0	$0	$274,027	(8)	$596,617
	2012	$375,000	$0		$258,188	$0	$0	$7,500		$640,688
	2011	$350,000	$0		$445,200	$0	$233,450	$7,350		$1,036,000

(1)	On February 13, 2014, Mr. Lanuto provided notice of his decision to resign from our company, and Mr. Lanuto’s employment with our company ended effective March 14, 2014.
(2)	On May 31, 2013, we entered into a separation agreement with Ms. Raymond pursuant to which her employment with our company ended effective May 31, 2013.
(3)	The dollar amount shown reflects the $125,000 cash retention bonus that we paid to Mr. Marquez for 2013 pursuant to his employment agreement.
(4)	The dollar amount shown reflects the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures) for all awards of restricted stock and restricted stock units granted during the relevant fiscal year. Assumptions used in the calculation of these amounts are included in Note 4 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2013. Awards of restricted stock that we granted in 2013 to our named executive officers, other than to Mr. Nolan and 40,000 of the shares of restricted stock that we granted to Mr. Lanuto, are subject to performance conditions and service conditions as described above under “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentives.” See note 2 to the Grants of Plan-Based Awards table. Based on our actual 2013 performance, the dollar amounts in the table above reflect the maximum number of shares that will vest subject to service vesting conditions. The awards of restricted stock we granted in 2013 to Mr. Nolan and 40,000 of the shares of restricted stock that we granted in 2013 to Mr. Lanuto are subject to service vesting conditions only.

(5)	The dollar amount shown reflects the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures) for all awards of stock options granted during the relevant fiscal year. Assumptions used in the calculation of these amounts are included in Note 4 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2013.
(6)	For Mr. Marquez, the dollar amount consists of $61,958 for round trip airline tickets for Mr. Marquez and his wife and their three children to travel round trip from New York and Madrid, Spain twice during 2013; $35,000 for a temporary housing allowance in New York; $9,212 for tax equalization payments; $7,570 for fees paid to an accounting firm in connection with the preparation of Mr. Marquez’s tax documentation; and $7,650 for matching contributions under our 401(k) Savings Plan.
(7)	Consists only of our matching contributions under our 401(k) Savings Plan. Certain personal benefits we provided to the named executive officers are not included in the table because the aggregate amount of such personal benefits for each named executive officer was less than $10,000.
(8)	For Ms. Raymond, the dollar amount consists of the following amounts pursuant to her separation agreement: (i) severance of $218,750 that we paid to Ms. Raymond in 2013; (ii) $20,000 for outplacement or career consulting services that we paid on behalf of Ms. Raymond in 2013; (iii) $4,916 representing the portion of Ms. Raymond’s group medical and dental health insurance premium that we paid in 2013; and (iv) $30,361 representing the difference in the May 31, 2013 fair value of the non-vested shares that became fully vested on such date and the grant date fair value of such shares determined in accordance with Note 4 above.

Grants of Plan-Based Awards

The following table sets forth information regarding the awards that we made to the named executive officers during 2013 under our 2013 Incentive Compensation Program (“ICP”) and our 2009 Incentive Stock and Awards Plan (“ISAP”). The columns under “Estimated Potential Payouts Under Non-Equity Incentive Plan Awards” show the threshold, target and maximum bonus amounts that could have been earned under the 2013 Incentive Compensation Program.

Name	Grant Date	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(3)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Manuel Marquez
ICP	—	$140,400	$561,600	$1,010,880	—	—	—	—	—	—	—
Stephen A. Nolan
ICP		$75,375	$301,500	$542,700	—	—	—		—	—
ISAP – Restricted Stock	8/7/13							100,000			$240,000
Frank P. Lanuto(4)
ICP		$51,000	$204,000	$367,200
ISAP – Restricted Stock	5/14/13				11,200	14,000	16,800		—	—
ISAP – Restricted Stock	8/7/13							40,000			$129,880
Latham Williams
ICP		$50,250	$201,000	$361,800
ISAP – Restricted Stock	5/14/13				26,667	33,333	40,000	—	—	—	$80,666
Neil J. Funk
ICP		$31,250	$125,000	$225,000
ISAP – Restricted Stock	5/14/13				9,200	11,500	13,800	—	—	—	$27,830
Mary Jane Raymond(5)
ICP		$62,813	$251,250	$452,250
ISAP – Restricted Stock	5/14/13				50,000	62,500	75,000	—	—	—	$151,250

(1)	The 2013 threshold and target data and results under our 2013 Incentive Compensation Program for our named executive officers is described previously under “Compensation Discussion and Analysis — Elements of Compensation — Annual Incentives.”
(2)	The performance vesting conditions with respect to the restricted stock are satisfied as follows:
a.	50% of the shares of restricted stock (the “Take-out Ratio Restricted Stock”)vest on the determination by the Compensation Committee that, for the year ended December 31, 2013, our company achieved a “target” Take-out Ratio (defined as the percentage of the direct, front line costs incurred for the year ended December 31, 2013 divided by the gross margin for the year ended December 31, 2013) of 51%, provided that 80% to 99.9% of the shares of Take-out Ratio Restricted Stock will vest if the Take-out Ratio is between 53% and 51.1% (such vesting percentage determined pro rata for Take-out Ratio achievement within such range), and a number of shares equal to 100.1% to 120% of the Take-out Ratio Restricted Stock will vest (in the case of a number of shares up to 100% of the Take-out Ratio Restricted Stock) or be granted (in the case of shares in excess of 100% of the Take-out Ratio Restricted Stock) if the Take-out Ratio is between 50.9% and 49% (such vesting percentage determined pro rata for Take-out Ratio achievement within such range);
b.	25% of the shares of restricted stock (the “Employee Engagement Restricted Stock”) vest upon the determination by the Compensation Committee that our company achieved for the year ended December 31, 2013 a “target” Employee Engagement Score (defined as the employee engagement score for the year ended December 31, 2013, based on a survey conducted by a consulting firm applying the same methodology as was applied in the employee engagement survey conducted for the year ended December 31, 2012) of 58%; provided that 80% to 99.9% of the shares of Employee Engagement Restricted Stock will vest if the Employee Engagement Score is between 56% and 57.9% (such vesting percentage determined pro rata for Employee Engagement Score achievement within such range), and a number of shares equal to 100.1% to 120% of the Employee Engagement Restricted Stock will vest (in the case of a number of shares up to 100% of the Employee Engagement Restricted Stock) or be granted (in the case of shares in excess of 100% of the Employee Engagement Restricted Stock) if the Employee Engagement Score is between 58.1% and 60% (such vesting percentage determined pro rata for Employee Engagement Score achievement within such range); and
c.	25% of the shares of restricted stock (the “Cash Efficiency Restricted Stock”) vest upon the determination by the Compensation Committee that our company achieved for the year ended December 31, 2013 a “target” Cash Efficiency Score (defined as (i) cash flow from operations for the year ended December 31, 2013 divided by (ii) gross margin minus selling, general and administrative expenses for the year ended December 31, 2013) of 0.75; provided that 80% to 99.9% of the shares of Cash Efficiency Restricted Stock will vest if the Cash Efficiency Score is between 0.60 and 0.74 (such vesting percentage determined pro rata for Cash Efficiency Score achievement within such range), and a number of shares equal to 100.1% to 120% of the Cash Efficiency Restricted Stock will vest (in the case of a number of shares up to 100% of the Cash Efficiency Restricted Stock) or be granted (in the case of shares in excess of 100.0% of the Cash Efficiency Restricted Stock) if the Cash Efficiency Score is between 0.76 and 0.90 (such vesting percentage determined pro rata for Cash Efficiency Score achievement within such range).

The executive will forfeit the number of shares of Take-out Ratio Restricted Stock, Employee Engagement Restricted Stock and Cash Efficiency Restricted Stock that do not vest pursuant to paragraphs (a), (b) and (c) above. To the extent the performance vesting conditions set forth in paragraphs (a), (b) and (c) above have been satisfied, the service vesting conditions with respect to the restricted stock are satisfied as follows: (i) 33% of the shares of restricted stock vest on the later of the determination of the satisfaction of the performance vesting conditions or the first anniversary of the grant date, (ii) 33% of the shares of restricted stock vest on the second anniversary of the grant date and (iii) 34% of the shares of restricted stock vest on the third anniversary of the grant date; provided that, in each case, the executive remains employed by our company from the grant date through the date the performance vesting conditions are satisfied, in the case of clause (i), or the applicable anniversary date, in the case of clauses (ii) and (iii).

(3)	The dollar amount shown reflects the aggregate grant date fair value of the amounts of restricted stock awards, restricted stock unit awards and option awards calculated in accordance with FASB ASC Topic 718.

(4)	As a result of Mr. Lanuto’s resignation from our company effective March 14, 2014, Mr. Lanuto forfeited the equity awards that we granted to him in 2013 pursuant to the applicable equity award agreements.
(5)	In connection with the cessation of her employment pursuant to her separation agreement effective May 31, 2013, Ms. Raymond forfeited her right to receive any bonus under the 2013 Incentive Compensation Plan and pursuant to the applicable equity award agreement Ms. Raymond forfeited her right to the equity award granted to her in 2013.

Disclosure Regarding Summary Compensation Table and Grants of Plan-Based Awards Table

CEO Employment Agreement

Pursuant to the CEO Employment Agreement, we employ Mr. Marquez as Chairman and Chief Executive Officer of our company. The CEO Employment Agreement entitles Mr. Marquez to:

•	an annual base salary of $624,000 for 2013, subject to a 4% increase on January 1, 2015;
•	a retention bonus of $125,000 for 2013 and $75,000 for 2014, payable in twelve monthly installments and subject to Mr. Marquez’s continued employment with our company on such dates;
•	an allowance, based on the reasonable estimate for business class airfare, for Mr. Marquez and his wife and their three children to travel round trip from New York to Madrid, Spain twice each year during the term of Mr. Marquez’s employment;
•	tax equalization payments to the extent the income taxes Mr. Marquez is required to pay in the United States for Company compensation exceed the income taxes he would have paid in Spain;
•	four weeks of vacation per year; and
•	other benefits of employment comparable to other senior management.

Executive Employment Agreements

We have Executive Employment Agreements with each of our other executive officers, including the named executive officers (other than Mr. Marquez, who is covered by the CEO Employment Agreement described previously, Mr. Lanuto and Ms. Raymond). Pursuant to the Executive Employment Agreements, we agree to employ each of the executives for one-year terms, with automatic, annual extensions of additional one-year terms. The Executive Employment Agreements entitle the executives to:

•	an annual base salary in the amount of at least $450,000 for Mr. Nolan, $300,000 for Mr. Williams and $250,000 for Mr. Funk;
•	eligibility to receive an annual bonus as provided in our Senior Management Bonus Plan;
•	four weeks of vacation per year; and
•	other benefits of employment comparable to other senior management of our company.

On July 15, 2013, we entered into an amended and restated employment agreement with Mr. Lanuto pursuant to which we agreed to continue to employ Mr. Lanuto as Senior Vice President, Controller and Chief Accounting Officer of our company upon the terms set forth in Mr. Lanuto’s then existing employment agreement with our company (which contained terms substantially similar to those described above), except that Mr. Lanuto’s annual base salary increased from $310,000 to $340,000, effective July 1, 2013. On February 13, 2014, Mr. Lanuto provided notice of his decision to resign from our company, and Mr. Lanuto’s employment with our company ended effective March 14, 2014. As a result, we no longer have an employment agreement with Mr. Lanuto. On May 31, 2013, we entered into an employment agreement with Mr. Nolan in connection with the commencement of his employment as Executive Vice President and Chief Financial Officer of our company. Under the agreement, Mr. Nolan is entitled to the benefits described in the preceding paragraph, as well as those described previously under “Compensation Discussion & Analysis — Agreements with Named Executive Officers.” Also on May 31, 2013, we entered into a separation agreement with Ms. Raymond pursuant to which her employment with our company ended effective May 31, 2013. Under the agreement, Ms. Raymond is entitled to the benefits described previously under “Compensation Discussion & Analysis — Agreements with Named Executive Officers.”

We have the right to terminate each executive’s employment at any time, subject to the provisions of the CEO Employment Agreement and the Executive Employment Agreements described below under “Potential Payments Upon Termination or Change in Control — CEO Employment Agreement” and “Potential Payments Upon Termination or Change in Control — Executive Employment Agreements.”

2013 Incentive Compensation Program

Our Compensation Committee annually sets bonus performance targets to help drive growth in our financial performance year-over-year. For 2013, this growth was measured in dollars of adjusted EBITDA, on a constant currency basis. Adjusted EBITDA was calculated net of bonuses payable under the program. See “Compensation Discussion and Analysis — Elements of Compensation — Annual Incentives” for a discussion of the adjusted EBITDA targets and thresholds applicable for the named executive officers.

Restricted Stock

The grants of restricted stock made to our named executive officers in May 2013 vest based on performance conditions and service conditions and the grant of restricted stock made to Mr. Nolan in August 2013 vests based on service conditions, in each case, as described previously under “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentive.” See “Potential Payments Upon Termination or Change in Control — Restricted Stock Agreements” for a description of the terms of the restricted stock triggered upon a termination of the employment of a named executive officer or a change in control of our company.

Restricted Stock Units

The grants of restricted stock units that we made to Mr. Marquez in 2011 vest (i) 50% upon completion of two years of employment, (ii) 25% upon completion of three years of employment and (iii) 25% upon completion of four years of employment with us. See “Potential Payments Upon Termination or Change in Control — Restricted Stock Unit Award Agreement with Manuel Marquez” for a description of the terms of the restricted stock units triggered upon a termination of the employment of Mr. Marquez or a change in control of our company.

Stock Options

The grants of stock options that we made to Mr. Marquez in 2011 vest (i) 50% upon completion of two years of employment and (ii) 50% upon completion of three years of employment with us. See “Potential Payments Upon Termination or Change in Control — Stock Option Agreement with Manuel Marquez” for a description of the terms of the stock options triggered upon a termination of the employment of Mr. Marquez or a change in control of our company.

Outstanding Equity Awards at December 31, 2013

The following table sets forth information on outstanding stock option, restricted stock and restricted stock unit awards held by the named executive officers at December 31, 2013, including the number of shares underlying both exercisable and unexercisable portions of each stock option, the exercise price and expiration date of each outstanding option and the market value of shares of restricted stock and restricted stock units that have not vested based on the closing market price for our common stock on December 31, 2013 of $4.02.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options – Exercisable		Number of Securities Underlying Unexercised Options – Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested
Manuel Marquez	200,000	(1)	200,000	(1)	$5.18	5/13/2021	50,000	(2)	$201,000
Stephen A. Nolan	0		0		—	—	100,000	(3)	$402,000
Frank P. Lanuto(4)	0		0		—	—	3,802	(5)	$15,284
							10,000	(6)	$40,200
							2,513	(7)	$10,102
							14,000	(8)	$56,280
							40,000	(9)	$160,800
Latham Williams	12,000	(9)	0		$13.25	1/18/2015	3,802	(5)	$15,284
	5,000	(10)	0		$16.00	2/15/2016	5,334	(6)	$21,443
	7,500	(11)	0		$16.90	2/6/2017	6,030	(7)	$24,241
							33,333	(8)	$133,999
Neil J. Funk	15,000	(9)	0		$13.25	1/18/2015	3,802	(5)	$15,284
	5,000	(11)	0		$16.90	2/6/2017	6,667	(6)	$26,801
							2,010	(7)	$8,080
							11,500	(8)	$46,230
Mary Jane Raymond	0		0		—	—	0		$0

(1)	The options were granted on May 13, 2011 and vest 50% upon completion of two years of employment and 50% upon completion of three years of employment with us.
(2)	The restricted stock units were granted on May 13, 2011 and vest 50% upon completion of two years of employment, 25% upon completion of three years of employment and 25% upon completion of four years of employment with us.
(3)	Shares of restricted stock were granted on August 7, 2013 and vest 100% on the second anniversary of the grant date.
(4)	As a result of Mr. Lanuto’s resignation from our company effective March 14, 2014, Mr. Lanuto forfeited all of his outstanding equity awards pursuant to the applicable equity award agreements.
(5)	Shares of restricted stock were granted on February 16, 2011 and vest based on performance conditions and service conditions. The performance vesting conditions are satisfied as follows: (a) 60% of the shares of restricted stock (the “EBITDA Restricted Stock”) vest upon the determination by the Compensation Committee that our company achieved income (loss) from continuing operations before inclusion of provision for income taxes, other income (expense), interest income (expense), and depreciation and amortization for the year ended December 31, 2011 equal to or greater than $25.0 million, provided that the shares of EBITDA Restricted Stock shall vest (subject to satisfaction of the service vesting conditions) pro rata for EBITDA performance between $0 and $25.0 million; and (b) 40% of the shares of restricted stock (the “Gross Margin Restricted Stock”) vest upon the determination by the Compensation Committee that our company achieved gross margin growth (measured as a percentage of growth) for the year ended December 31, 2011 as compared to the year ended December 31, 2010 equal to or greater than 10%, provided that the shares of Gross Margin Restricted Stock vest pro rata for gross margin growth between 1% and 10%. The executive will forfeit the number of shares of EBITDA Restricted Stock and Gross Margin Restricted Stock that do not vest pursuant to the preceding sentence. To the extent the performance vesting conditions above have been satisfied, the service vesting conditions with respect to the restricted stock are satisfied as follows: (i) 33% of the shares of restricted stock vest on the first anniversary of the grant date, (ii) 33% of the shares of restricted stock vest on the second anniversary of the grant date and (iii) 34% of the shares of restricted stock vest on the third anniversary of the grant date; provided that, in each case, the executive remains employed by our company from the grant date through the date the performance vesting conditions are satisfied, in the case of clause (i), or the applicable anniversary date, in the case of clauses (ii) and (iii).
(6)	Shares of restricted stock were granted on February 24, 2009 and vest based on our share price. They vest in one-third increments on each of the first three anniversaries of the grant date, provided that the 20-day average closing price of a share of our common stock on the Nasdaq Global Select Market meets or exceeds the applicable share price target at any time on or prior to the anniversary date and the executive remains employed by us through the anniversary date.
(7)	Shares of restricted stock were granted on March 1, 2012 and vest based on performance conditions and service conditions. The performance vesting conditions are satisfied as follows:
a.	50% of the shares of restricted stock (the “Take-out Ratio Restricted Stock”) vest on the determination by the Compensation Committee that, for the year ended December 31, 2012, our company achieved a “target” Take-out Ratio (defined as the percentage of the direct, front line costs incurred for the year ended December 31, 2012 divided by the gross margin for the year ended December 31, 2012) of 48%, provided that 80% to 99.9% of the shares of Take-out Ratio Restricted Stock will vest if the Take-out Ratio is between 50% and 48.1% (such vesting percentage determined pro rata for Take-out Ratio achievement within such range), and a number of shares equal to 100.1% to 120% of the Take-out Ratio Restricted Stock will vest (in the case of a number of shares up to 100% of the Take-out Ratio Restricted Stock) or be granted (in the case of shares in excess of 100% of the Take-out Ratio Restricted Stock) if the Take-out Ratio is between 47.9% and 46% (such vesting percentage determined pro rata for Take-out Ratio achievement within such range);
b.	25% of the shares of restricted stock (the “Employee Engagement Restricted Stock”) vest upon the determination by the Compensation Committee that our company achieved for the year ended December 31, 2012 a “target” Employee Engagement Score (defined as the employee engagement score for the year ended December 31, 2012, based on a survey conducted by a consulting firm applying the same methodology as was applied in the employee engagement survey conducted for the year ended December 31, 2011) of 61%; provided that 80% to 99.9% of the shares of Employee Engagement Restricted Stock will vest if the Employee Engagement Score is between 57% and 60.9% (such vesting percentage determined pro rata for Employee Engagement Score achievement within such range), and a number of shares equal to 100.1% to 120% of the Employee Engagement Restricted Stock will vest (in the case of a number of shares up to 100% of the Employee Engagement Restricted Stock) or be granted (in the case of shares in excess of 100% of the Employee Engagement Restricted Stock) if the Employee Engagement Score is between 61.1% and 65% (such vesting percentage determined pro rata for Employee Engagement Score achievement within such range); and
c.	25% of the shares of restricted stock (the “Cash Efficiency Restricted Stock”) vest upon the determination by the Compensation Committee that our company achieved for the year ended December 31, 2012 a “target” Cash Efficiency Score (defined as (i) cash flow from operations for the year ended December 31, 2012 divided by (ii) gross margin minus selling, general and administrative expenses for the year ended December 31, 2012) of 0.65; provided that 80% to 99.9% of the shares of Cash Efficiency Restricted Stock will vest if the Cash Efficiency Score is between 0.55 and 0.64 (such vesting percentage determined pro rata for Cash Efficiency Score achievement within such range), and a number of shares equal to 100.1% to 120% of the Cash Efficiency Restricted Stock will vest (in the case of a number of shares up to 100% of the Cash Efficiency Restricted Stock) or be granted (in the case of shares in excess of 100% of the Cash Efficiency Restricted Stock) if the Cash Efficiency Score is between 0.66 and 0.75 (such vesting percentage determined pro rata for Cash Efficiency Score achievement within such range).

The executive will forfeit the number of shares of Take-out Ratio Restricted Stock, Employee Engagement Restricted Stock and Cash Efficiency Restricted Stock that do not vest pursuant to paragraphs (a), (b) and (c) above. To the extent the performance vesting conditions set forth in paragraphs (a), (b) and (c) above have been satisfied, the service vesting conditions with respect to the restricted stock are satisfied as follows: (i) 33% of the shares of restricted stock vest on the later of the determination of the satisfaction of the performance vesting conditions or the first anniversary of the grant date, (ii) 33% of the shares of restricted stock vest on the second anniversary of the grant date and (iii) 34% of the shares of restricted stock vest on the third anniversary of the grant date; provided that, in each case, the executive remains employed by our company from the grant date through the date the performance vesting conditions are satisfied, in the case of clause (i), or the applicable anniversary date, in the case of clauses (ii) and (iii).

(8)	Shares of restricted stock were granted on May 14, 2013 and vest based on performance conditions and service conditions. The performance vesting conditions are satisfied as follows:
a.	50% of the shares of restricted stock (the “Take-out Ratio Restricted Stock”)vest on the determination by the Compensation Committee that, for the year ended December 31, 2013, our company achieved a “target” Take-out Ratio (defined as the percentage of the direct, front line costs incurred for the year ended December 31, 2013 divided by the gross margin for the year ended December 31, 2013) of 51%, provided that 80% to 99.9% of the shares of Take-out Ratio Restricted Stock will vest if the Take-out Ratio is between 53% and 51.1% (such vesting percentage determined pro rata for Take-out Ratio achievement within such range), and a number of shares equal to 100.1% to 120% of the Take-out Ratio Restricted Stock will vest (in the case of a number of shares up to 100% of the Take-out Ratio Restricted Stock) or be granted (in the case of shares in excess of 100% of the Take-out Ratio Restricted Stock) if the Take-out Ratio is between 50.9% and 49% (such vesting percentage determined pro rata for Take-out Ratio achievement within such range);
b.	25% of the shares of restricted stock (the “Employee Engagement Restricted Stock”) vest upon the determination by the Compensation Committee that our company achieved for the year ended December 31, 2013 a “target” Employee Engagement Score (defined as the employee engagement score for the year ended December 31, 2013, based on a survey conducted by a consulting firm applying the same methodology as was applied in the employee engagement survey conducted for the year ended December 31, 2012) of 58%; provided that 80% to 99.9% of the shares of Employee Engagement Restricted Stock will vest if the Employee Engagement Score is between 56% and 57.9% (such vesting percentage determined pro rata for Employee Engagement Score achievement within such range), and a number of shares equal to 100.1% to 120% of the Employee Engagement Restricted Stock will vest (in the case of a number of shares up to 100% of the Employee Engagement Restricted Stock) or be granted (in the case of shares in excess of 100% of the Employee Engagement Restricted Stock) if the Employee Engagement Score is between 58.1% and 60% (such vesting percentage determined pro rata for Employee Engagement Score achievement within such range); and
c.	25% of the shares of restricted stock (the “Cash Efficiency Restricted Stock”) vest upon the determination by the Compensation Committee that our company achieved for the year ended December 31, 2013 a “target” Cash Efficiency Score (defined as (i) cash flow from operations for the year ended December 31, 2013 divided by (ii) gross margin minus selling, general and administrative expenses for the year ended December 31, 2013) of 0.75; provided that 80% to 99.9% of the shares of Cash Efficiency Restricted Stock will vest if the Cash Efficiency Score is between 0.60 and 0.74 (such vesting percentage determined pro rata for Cash Efficiency Score achievement within such range), and a number of shares equal to 100.1% to 120% of the Cash Efficiency Restricted Stock will vest (in the case of a number of shares up to 100% of the Cash Efficiency Restricted Stock) or be granted (in the case of shares in excess of 100.0% of the Cash Efficiency Restricted Stock) if the Cash Efficiency Score is between 0.76 and 0.90 (such vesting percentage determined pro rata for Cash Efficiency Score achievement within such range).

The executive will forfeit the number of shares of Take-out Ratio Restricted Stock, Employee Engagement Restricted Stock and Cash Efficiency Restricted Stock that do not vest pursuant to paragraphs (a), (b) and (c) above. To the extent the performance vesting conditions set forth in paragraphs (a), (b) and (c) above have been satisfied, the service vesting conditions with respect to the restricted stock are satisfied as follows: (i) 33% of the shares of restricted stock vest on the later of the determination of the satisfaction of the performance vesting conditions or the first anniversary of the grant date, (ii) 33% of the shares of restricted stock vest on the second anniversary of the grant date and (iii) 34% of the shares of restricted stock vest on the third anniversary of the grant date; provided that, in each case, the executive remains employed by our company from the grant date through the date the performance vesting conditions are satisfied, in the case of clause (i), or the applicable anniversary date, in the case of clauses (ii) and (iii).

(9)	Shares of restricted stock were granted on August 7, 2013 and vest 100% on the second anniversary of the grant date.
(10)	The options were granted on January 18, 2005 and vest in four equal installments on the first, second, third and fourth anniversary of the grant date.
(11)	The options were granted on February 15, 2006 and vest in four equal installments on the first, second, third and fourth anniversary of the grant date.
(12)	The options were granted on February 6, 2007 and vest in four equal installments on the first, second, third and fourth anniversary of the grant date.

Option Exercises and Stock Vested

The following table sets forth information regarding each exercise of stock options and vesting of restricted stock that occurred during 2013 for each of our named executive officers on an aggregated basis:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting		Value Realized on Vesting(1)
Manuel Marquez	0	$0	50,000		$127,000
Stephen A. Nolan	0	$0	0		$0
Frank P. Lanuto	0	$0	9,008		$39,232
Latham Williams	0	$0	10,741		$45,748
Neil J. Funk	0	$0	8,761		$38,303
Mary Jane Raymond	0	$0	91,573	(2)	$300,606

(1)	Reflects the amount calculated by multiplying the number of shares of restricted stock vested by the market price of our common stock on the vesting date.
(2)	Includes 48,155 shares of restricted stock that became fully vested on May 31, 2013 pursuant to the separation agreement that we entered into with Ms. Raymond on such date.

Potential Payments Upon Termination or Change in Control

We have entered into agreements and maintain plans that will require us to provide compensation to the named executive officers in the event of a termination of employment or a change in control of our company. The estimated amount of compensation payable to each named executive officer (other than Ms. Raymond and Mr. Lanuto) in each situation is listed in the tables below, assuming that the termination and/or change in control of our company occurred at December 31, 2013, the last business day of our fiscal year, and that our common stock is valued at $4.02, the closing market price for our common stock on December 31, 2013. Descriptions of the circumstances that would trigger payments or the provision of other benefits to these named executive officers, how such payments and benefits are determined under the circumstances, material conditions and obligations applicable to the receipt of payments or benefits and other material factors regarding such agreements and plans, and other material assumptions that we have made in calculating the estimated compensation, follow these tables. On May 31, 2013, we entered into a separation agreement with Ms. Raymond, pursuant to which her employment with us ended effective May 31, 2013. The payments and other benefits that we actually paid or are payable by us to Ms. Raymond in connection with the cessation of her employment and pursuant to the terms of the separation agreement are described below. On February 13, 2014, Mr. Lanuto provided notice of his decision to resign from our company, and Mr. Lanuto’s employment with our company ended effective March 14, 2014. Mr. Lanuto did not receive any payments or other benefits in connection with the cessation of his employment.

Payments and Benefits to Manuel Marquez(1)
	Termination by Company for Cause or by Executive	Termination by Company Without Cause	Death	Disability	Change in Control	Change in Control and Termination by Company Without Cause or by Executive for Good Reason
Severance	$0	$624,000	$0	$0	$0	$2,371,200
Health and Dental Insurance	$0	$9,853	$0	$0	$0	$19,706
Advisor Fees	$0	$0	$0	$0	$0	$0
Vesting of Restricted Stock	$0	$0	$201,000	$0	$201,000	$201,000
Vesting of Stock Options	$0	$0	$0	$0	$0	$0
Total	$0	$633,853	$201,000	$0	$201,000	$2,591,906

(1)	The amounts shown do not reflect the amount of any tax equalization payment that we would be required to pay to Mr. Marquez if the income taxes Mr. Marquez is required to pay in the United States for the compensation shown in the table exceed the income taxes he would have paid in Spain.

Payments and Benefits to Stephen A. Nolan
	Termination by Company for Cause or by Executive	Termination by Company Without Cause	Death	Disability	Change in Control	Change in Control and Termination by Company Without Cause or by Executive for Good Reason
Severance	$0	$450,000	$0	$0	$0	$1,127,250
Health and Dental Insurance	$0	$15,431	$0	$0	$0	$23,147
Advisor Fees	$0	$0	$0	$0	$0	$15,000
Vesting of Restricted Stock	$0	$0	$402,000	$0	$402,000	$402,000
Vesting of Stock Options	$0	$0	$0	$0	$0	$0
Total	$0	$465,431	$402,000	$0	$402,000	$1,567,397

Payments and Benefits to Latham Williams
	Termination by Company for Cause or by Executive	Termination by Company Without Cause	Death	Disability	Change in Control	Change in Control and Termination by Company Without Cause or by Executive for Good Reason
Severance	$0	$300,000	$0	$0	$0	$501,000
Health and Dental Insurance	$0	$16,687	$0	$0	$0	$16,687
Advisor Fees	$0	$0	$0	$0	$0	$15,000
Vesting of Restricted Stock	$0	$0	$194,965	$0	$194,965	$194,965
Vesting of Stock Options	$0	$0	$0	$0	$0	$0
Total	$0	$316,687	$194,965	$0	$194,965	$727,652

Payments and Benefits to Neil J. Funk
	Termination by Company for Cause or by Executive	Termination by Company Without Cause	Death	Disability	Change in Control	Change in Control and Termination by Company Without Cause or by Executive for Good Reason
Severance	$0	$250,000	$0	$0	$0	$375,000
Health and Dental Insurance	$0	$0	$0	$0	$0	$0
Advisor Fees	$0	$0	$0	$0	$0	$15,000
Vesting of Restricted Stock	$0	$0	$96,395	$0	$96,395	$96,395
Vesting of Stock Options	$0	$0	$0	$0	$0	$0
Total	$0	$250,000	$96,395	$0	$96,395	$486,395

CEO Employment Agreement

We have a CEO Employment Agreement with Manuel Marquez. Under the CEO Employment Agreement, we have the right to terminate Mr. Marquez’s employment at any time. If we terminate Mr. Marquez’s employment without cause or Mr. Marquez terminates his employment for good reason, then Mr. Marquez will be entitled to receive severance pay in an amount equal to Mr. Marquez’s then-current base salary for a period of twelve months following his separation from service. We will also provide Mr. Marquez with a pro-rata bonus for the year of termination for a termination after December 31, 2013 and health and dental insurance benefits for a period up to the twelve month severance period.

Under the CEO Employment Agreement, after a change in control of our company, if Mr. Marquez’s employment is terminated by us other than by reason of death, disability or cause or by Mr. Marquez for good reason, then we will pay Mr. Marquez a cash termination payment equal to two times his then-current annual base salary and two times his target annual bonus. We will also provide Mr. Marquez health and dental insurance benefits for a period of up to twenty-four months after the termination. Mr. Marquez is not entitled to an excise tax gross-up payment after a change in control of our company. However, if any portion of the severance payments or any other payments under the CEO Employment Agreement or under any other agreement with Mr. Marquez would result in the imposition on him of an excise tax under the Internal Revenue Code, then the total amount of such payments will be delivered either in full (with Mr. Marquez paying the applicable excise tax) or in a reduced amount such that no portion of such payments would be subject to excise tax, whichever results in the receipt of the greatest benefit on an after-tax basis.

As a condition to entering into the CEO Employment Agreement, Mr. Marquez agreed to keep confidential information of ours confidential and to return such information to us upon termination of employment, not to solicit for one year clients who we provided services during the twelve months preceding the date of his termination and not to solicit or hire for one year any individual we employed on the date of his termination. Mr. Marquez also agreed that, for a period of one year after termination of employment, he will not disparage us.

The CEO Employment Agreement defines the following terms:

•	“Cause” means:
•	the willful failure of Mr. Marquez to perform his duties and obligations in any material respect (other than any failure resulting from illness or disability);
•	acts of dishonesty or willful misconduct by Mr. Marquez with respect to us;
•	conviction of a felony or of a violation of any law involving moral turpitude, dishonesty or fraud, or a pleading of guilty or nolo contendere to such charge;
•	any material breach of the agreement or the confidentiality, non-solicitation and work product assignment agreement that Mr. Marquez entered into with us; or
•	failure to confirm compliance with our Code of Business Conduct and Ethics after ten days’ written notice requesting confirmation.

•	“Disability” means Mr. Marquez is physically or mentally incapable (excluding infrequent and temporary absences due to ordinary illness) of performing his essential job duties or any substantially similar position of employment by reason of any medically determinable physical or mental impairment for a total of 180 days, whether consecutive or not, during any rolling twelve-month period.
•	“Change in control” means:
•	the consummation of a consolidation, merger, share exchange or reorganization involving us, except for certain transactions that do not result in another person acquiring control of us;
•	our stockholders approve a plan of complete liquidation or dissolution of us or an agreement for the sale of substantially all of our assets, other than sale of substantially all of our assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by our stockholders in substantially the same proportions as their ownership immediately prior to such sale;
•	any person, with certain exceptions, is or becomes the beneficial owner of our securities representing more than 20% of our outstanding shares of common stock or combined voting power of our outstanding voting securities; or
•	individuals who were directors as of the date of the agreement and any new director whose appointment or election was approved or recommended by a vote of at least two-thirds of the directors then in office who were either directors on the date of agreement or whose appointment or election was previously so approved or recommended cease to constitute a majority of our directors.
•	Other than in connection with a change in control of our company, “good reason” means:
•	any changes in Mr. Marquez’s authority, duties and responsibilities which are materially inconsistent with his duties and responsibilities provided for under the agreement;
•	any material reduction of Mr. Marquez’s salary, aggregate incentive compensation opportunities (excluding any reduction in incentive compensation awards due to the economic performance of our company) or aggregate benefits;
•	any required relocation of Mr. Marquez’s office beyond a 50 mile radius from Manhattan, New York;
•	any failure by us to obtain the assumption of the agreement by a successor to our company in accordance with the agreement; or
•	a material breach of the agreement by us.
•	In connection with a change in control of our company, “good reason” means:
•	any breach of the agreement by us, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith that we remedy promptly after receipt of notice thereof given by Mr. Marquez;
•	any reduction in Mr. Marquez’s base salary, percentage of base salary available as incentive compensation or bonus opportunity or benefits, in each case, relative to those most favorable to Mr. Marquez in effect at any time during the 180-day period prior to the change in control;
•	a good faith determination by Mr. Marquez that there has been a material adverse change, without Mr. Marquez’s written consent, in Mr. Marquez’s working conditions or status with us relative to the most favorable working conditions or status in effect during the 180-day period prior to the change in control, excluding for this purpose an isolated, insubstantial and inadvertent event not occurring in bad faith that we remedy within ten days after receipt of notice thereof given by Mr. Marquez;

•	the relocation of Mr. Marquez’s principal place of employment to a location more than 50 miles from Mr. Marquez’s principal place of employment on the date 180 days prior to the change in control;
•	we require Mr. Marquez to travel on company business 20% in excess of the average number of days per month Mr. Marquez was required to travel during the 180-day period prior to the change in control; or
•	Mr. Marquez voluntary terminates his employment for any reason during the 30-day period beginning on the first anniversary of the change in control.

Executive Employment Agreements

We have Executive Employment Agreements with each of our executive officers, including the named executive officers (other than Mr. Marquez, who is covered by the CEO Employment Agreement described previously, Mr. Lanuto and Ms. Raymond). If the executive officer dies during the term of the Executive Employment Agreement, if we terminate the executive officer’s employment as a result of the executive officer’s disability or for cause, or if the executive officer voluntarily terminates employment with us other than, in the case of Mr. Nolan, for good reason, then we will have no further obligation to the executive officer or his estate, except to pay base salary earned through the date of death or termination.

If we terminate the executive officer’s employment without cause or do not renew the executive officer’s employment agreement or, in the case of Mr. Nolan, he terminates his employment with us for good reason, then, subject to the executive officer executing our then-current form of general release agreement, the executive officer will be entitled to receive (i) base salary earned through the date of termination, (ii) a severance payment equal to his then-current base salary for a period of twelve months following such termination made in equal installments on our regular pay dates, (iii) our portion of the premiums for providing continued health and dental insurance benefits to the executive officer for twelve months after termination (with only the executive’s portion of such premiums deducted from the executive officer’s severance payment), and (iv) in the case of Mr. Nolan, up to an aggregate amount of $20,000 for outplacement services to be provided to Mr. Nolan for up to six months following such termination. The severance payment, plus accrued interest, will not be paid to the executive officer until six months after the executive officer’s termination, unless the severance payment is less than a certain amount, as prescribed by statute.

After a change in control of our company, if the executive officer’s employment is terminated by us other than by reason of death, disability or for cause or by the executive officer for good reason, then the executive officer, other than Mr. Nolan, is entitled to a lump-sum severance payment equal to the executive officer’s annual base salary immediately prior to termination, and the executive officer’s target annual bonus under our Senior Management Bonus Plan for the year in which the termination occurs, plus health and dental insurance benefits for a period of up to twelve months after termination. For Mr. Nolan, after a change in control of our company, if his employment is terminated by us other than by reason of death, disability or for cause or by Mr. Nolan for good reason, then Mr. Nolan is entitled to a lump-sum severance payment equal to 1.5 times his annual base salary immediately prior to termination and 1.5 times his target annual bonus under our Senior Management Bonus Plan for the year in which the termination occurs, plus health and dental insurance benefits for a period of up to eighteen months after termination and up to an aggregate amount of $20,000 for outplacement services to be provided to Mr. Nolan for up to six months following such termination. The Executive Employment Agreements provide that, upon a termination of employment after a change in control of our company, if any portion of the executive’s termination payment would constitute an “excess parachute payment” then the termination payment made to the executive shall either be delivered in full or delivered in the greatest amount such that no portion of the termination payment would be subject to the excise tax, whichever results in the receipt by the executive of the greatest benefit on an after-tax basis. The Executive Employment Agreements do not provide for an excise tax gross-up payment.

The amounts set forth in the tables above for the named executive officers who have an Executive Employment Agreement assume that:

•	health and dental insurance benefits will continue for twelve months (eighteen months for Mr. Nolan pursuant to his employment agreement) after termination at the current cost per year for each executive officer;
•	for purposes of determining whether any excise tax is triggered, we would be able to overcome any presumption that restricted stock grants in 2013 were made in contemplation of a change in control pursuant to regulations issued under the Internal Revenue Code; and
•	legal and accounting advisor fees are the maximum possible under the Executive Employment Agreements.

As a condition to entering into the Executive Employment Agreement, each executive officer agreed to keep confidential information of ours confidential and to return such information to us upon termination of employment, to not solicit for one year clients who we provided services during the twelve months preceding the date of the executive officer’s termination and not to solicit or hire for one year any individual we employed on the date of the executive officer’s termination. Each executive officer also agreed that, after termination of employment, the executive officer will not disparage us.

The Executive Employment Agreements define the following terms:

•	“Cause” means (other than under the Executive Employment Agreement with Mr. Nolan):
•	the willful or negligent failure of the executive to perform the executive’s duties and obligations in any material respect, which failure is not cured within 15 days after receipt of written notice of such failure;
•	acts of dishonesty or willful misconduct by the executive with respect to us;
•	conviction of a felony or violation of any law involving moral turpitude, dishonesty, disloyalty or fraud, or a pleading of guilty or nolo contendere to such charge;
•	repeated refusal to perform the reasonable and legal instructions of the executive’s supervisors;
•	any material breach of the agreement or the confidentiality, non-solicitation and work product assignment agreement that the executive entered into with us; or
•	failure to confirm compliance with our Code of Business Conduct and Ethics after ten days’ written notice requesting confirmation.
•	Under Mr. Nolan’s Executive Employment Agreement, “Cause” means:
•	the willful failure of the executive to perform the executive’s duties and obligations in any material respect, which failure is not cured within 30 days after receipt of written notice of such failure;
•	intentional acts of dishonesty or willful misconduct by the executive with respect to us;
•	conviction of a felony or violation of any law involving dishonesty, disloyalty or fraud, or a pleading of guilty or nolo contendere to such charge;
•	repeated refusal to perform the reasonable and legal instructions of the executive’s supervisors;
•	any material breach of the agreement or the confidentiality, non-solicitation and work product assignment agreement that the executive entered into with us;
•	failure to confirm compliance with our Code of Business Conduct and Ethics after ten days’ written notice requesting confirmation; or

•	any violation of the terms, including any non-competition, non-disclosure, non-solicitation or confidentiality provisions, of any written or oral agreement, arrangement or understanding to which the executive is a party or by which the executive is bound, other than his agreements with our company.
•	“Change in control” generally has the same meaning as set forth previously under “CEO Employment Agreement.”
•	“Disability” means the executive is unable to perform the executive’s essential job duties and responsibilities due to mental or physical disability for a total of twelve weeks, whether consecutive or not, during any rolling twelve-month period.
•	“Good reason” means (other than under the Executive Employment Agreement with Mr. Nolan):
•	any breach of the Executive Employment Agreement by us, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith that we remedy promptly after receipt of notice;
•	any reduction in the executive’s base salary, percentage of base salary available as incentive compensation or bonus opportunity or benefits, in each case, relative to those most favorable to the executive in effect during the 180-day period prior to a change in control;
•	the removal of the executive from, or failure to reelect or reappoint the executive to, any of the positions held with us on the date of a change in control or any other positions to which the executive is thereafter elected or appointed;
•	a good faith determination by the executive that there has been a material adverse change in the executive’s working conditions or status with us relative to the most favorable working conditions or status during the 180-day period prior to a change in control;
•	the relocation of the executive’s principal place of employment to a location more than 50 miles from the executive’s principal place of employment on the date 180 days prior to a change in control; or
•	we require the executive to travel on our business 20% in excess of the average number of days per month the executive was required to travel during the 180-day period prior to the change in control.
•	Under Mr. Nolan’s Executive Employment Agreement, “Good reason” means:
•	any material breach of the Executive Employment Agreement by us, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith that we remedy promptly after receipt of notice;
•	any material reduction in the executive’s base salary, percentage of base salary available as incentive compensation or bonus opportunity or benefits, in each case, relative to those most favorable to the executive in effect during the one-year period prior to a change in control;
•	the removal of the executive from, or failure to reelect or reappoint the executive to, any of the positions held with us on the date of a change in control or any other positions to which the executive is thereafter elected or appointed when such removal or failure constitutes a material diminution of the executive’s authority, duties, or responsibilities;
•	a material adverse change, without the executive’s written consent, in the executive’s working conditions or authority, duties, or responsibilities with the us relative to the most favorable working conditions or authority, duties, or responsibilities in effect during the one year period prior to the change in control;
•	the relocation of the executive’s principal place of employment to a location more than 50 miles from the executive’s principal place of employment on the date one year prior to a change in control; or

•	we require the executive to travel on our business 20% in excess of the average number of days per month the executive was required to travel during the one-year period prior to the change in control.

Restricted Stock Agreements

When we make grants of restricted stock to our executive officers, including the named executive officers, we enter into Restricted Stock Agreements with such executive officers that contain provisions that are triggered upon a termination of an executive officer or a change in control of our company.

If an executive officer’s employment or service with us is terminated for any reason other than death, then the shares of restricted stock that have not yet become fully vested will automatically be forfeited, except, in the case of awards of restricted stock under the 2009 Incentive Stock and Awards Plan, if for awards granted prior to February 21, 2012, an executive officer immediately becomes a non-employee director, then such executive officer will not be considered to have terminated employment until his or her service as a director has ceased.

If the executive officer’s employment terminates by reason of the executive officer’s death, then (i) for awards of restricted stock granted on February 24, 2009, the shares of restricted stock that have not yet become fully vested as a result of an anniversary date not having been reached will automatically become fully vested and the restrictions imposed upon the restricted stock will immediately lapse, but only if and to the extent that the applicable share price target with respect to such anniversary date shall have been achieved on or prior to the date of such termination of employment, and (ii) for awards of restricted stock granted on or after February 17, 2010, the shares of restricted stock that have not yet become fully vested as a result of a service vesting condition not being satisfied will automatically become fully vested and the restrictions imposed upon the restricted stock will immediately lapse, but only if and to the extent that the performance vesting conditions shall have been achieved on or prior to the date of such termination of employment. Effective upon a change in control of our company, if the executive is employed by us or an affiliate of ours immediately prior to the date of such change in control, the shares of restricted stock will fully vest and the restrictions imposed upon the restricted stock will be immediately deemed to have lapsed.

The amounts set forth in the tables above include the value attributable to unvested restricted stock held by our named executive officers (other than Mr. Marquez and Ms. Raymond) valued at the closing market price of our common stock on December 31, 2013.

As a condition to the grant of the restricted stock, the Restricted Stock Agreements provide that the executive officer will agree to keep confidential information of ours confidential during and after employment and to return such information to us upon termination of employment, not to solicit for one year clients to whom we provided services during the twelve months preceding the date of the executive officer’s termination and not to solicit or hire for one year any individual we employed as of the date of the executive officer’s termination. “Change in control” in the Restricted Stock Agreements has the same meaning set forth previously under “CEO Employment Agreement.”

Stock Option Agreements

When we make grants of options to our executive officers, including the named executive officers, we enter into Stock Option Agreements with such executive officers that contain provisions that are triggered upon a termination of an executive officer or a change in control of our company.

If we terminate the executive officer’s employment for cause, then any option held by the executive officer will immediately terminate and cease to be exercisable. If an executive officer ceases to be employed by us for any reason other than death or for cause, then that portion of the option which is exercisable on the date of the executive officer’s termination of employment will remain exercisable for a period of six months after such date and the remaining portion of the option will automatically expire on such date. If the executive officer’s employment terminates by reason of the executive officer’s death, then the option will become fully vested and will remain exercisable by the executive officer’s beneficiary for a period of one year after the date of the executive officer’s death. Effective upon a change in control of our company, the option will fully vest and will immediately become exercisable, except if our stockholders will receive capital stock of another corporation in connection with a change in control of our company and our Board of Directors determines that the option will be converted into an option to purchase shares of such capital stock. The amounts set forth in the tables above include the value attributable to unvested stock options held by our named executive officers (other than Mr. Marquez) valued at the amount by which the closing market price of our common stock on December 31, 2013 exceeded the exercise price of the unvested options.

As a condition to the grant of the option, the Stock Option Agreements provide that the executive officer will agree to keep confidential information of ours confidential during and after employment and to return such information to us upon termination of employment, not to solicit for one year clients to whom we provided services during the twelve months preceding the date of the executive officer’s termination and not to solicit or hire for one year any individual we employed as of the date of the executive officer’s termination. “Cause” and “change in control” in the Stock Option Agreements have the same meanings set forth previously under “CEO Employment Agreement.”

Restricted Stock Unit Award Agreement with Manuel Marquez

We have a Restricted Stock Unit Award Agreement with Manuel Marquez. Under the Restricted Stock Unit Award Agreement, if Mr. Marquez’s employment is terminated by us for cause or by Mr. Marquez other than for good reason or disability, then the units that have not yet become fully vested will be forfeited. If we terminate Mr. Marquez’s employment for any reason other than cause, if Mr. Marquez terminates his employment for good reason, or if Mr. Marquez’s employment terminates by reason of disability, then a pro-rata portion of the units will vest based on the date of termination in relation to the grant date and the remaining units will be forfeited. If Mr. Marquez’s employment terminates by reason of death, then the units will become fully vested. After a change in control of our company, if Mr. Marquez’s employment is terminated by us other than by reason of death, disability or for cause or by Mr. Marquez for good reason, then, upon such termination, all units that have not yet become fully vested will fully vest. “Cause”, “good reason”, “disability” and “change in control” in the Restricted Stock Unit Award Agreement have the same meanings set forth previously under “CEO Employment Agreement.”

The amount set forth in the table above includes the value attributable to unvested restricted stock units held by Mr. Marquez valued at the closing market price of our common stock on December 31, 2013.

Stock Option Agreement with Manuel Marquez

We have a Stock Option Agreement with Manuel Marquez. Under the Stock Option Agreement, if Mr. Marquez’s employment is terminated by us for cause, then the option, whether or not otherwise exercisable, will immediately terminate and cease to be exercisable. If we terminate Mr. Marquez’s employment for any reason other than cause, if Mr. Marquez terminates his employment for good reason, or if Mr. Marquez’s employment terminates by reason of disability, then a pro-rata portion of the options will become vested and exercisable based on the date of termination in relation to the grant date. If Mr. Marquez terminates his employment with us other than for good reason or disability, then any options not vested and exercisable on the date of such termination will immediately terminate. If Mr. Marquez’s employment terminates by reason of death, then the options will become fully vested. After a change in control of our company, if Mr. Marquez’s employment is terminated by us other than by reason of death, disability or for cause or by Mr. Marquez for good reason, then all options that have not yet become fully vested will fully vest and become immediately exercisable. “Cause”, “good reason”, “disability” and “change in control” in the Stock Option Agreement have the same meanings set forth previously under “CEO Employment Agreement.”

The amount set forth in the table above includes the value attributable to unvested stock options held by Mr. Marquez valued at the amount by which the closing market price of our common stock on December 31, 2013 exceeded the exercise price of the unvested options.

Separation Agreement with Mary Jane Raymond

On May 31, 2013, we entered into a separation agreement with Ms. Raymond pursuant to which her employment with our company ended effective May 31, 2013. Under the agreement, Ms. Raymond is entitled to (i) a severance benefit of $468,750 payable in equal semi-monthly installments for a period of 15 months after the termination of her employment; and (ii) the value of all of Ms. Raymond’s earned, but unused, vacation days through May 31, 2013, which is equal to $15,090. Also pursuant to the agreement, all of the non-vested shares of restricted stock of our company that we previously granted to Ms. Raymond (other than the shares of restricted stock that we granted to Ms. Raymond on May 14, 2013), consisting of 48,155 shares of restricted stock scheduled to vest based on the achievement of certain performance and service conditions, became fully vested as of May 31, 2013. The value of such non-vested shares of restricted stock held by Ms. Raymond, determined based on the closing market price for our common stock on May 31, 2013 of $2.31, is $111,238. The agreement also provides that we will continue to pay our portion of Ms. Raymond’s group medical and dental insurance premium during the 15-month severance period, provided that Ms. Raymond pays her portion of the group medical and dental insurance premium in the form of a deduction from her severance benefit. We estimate that the value of our portion of the premiums is equal to $10,826. Also pursuant to the agreement, we will pay up to an aggregate of $20,000 for outplacement services to be provided to Ms. Raymond for up to twelve months following May 31, 2013. In connection with her entry into the agreement, Ms. Raymond (a) provided us and our subsidiaries a general liability release and agreed to not solicit certain of our or our subsidiaries’ current or prospective clients or any individual employed by us or any of our subsidiaries on May 31, 2013, in each case, for a period of 15 months following the termination of her employment; and (b) agreed to keep confidential and proprietary business information of ours and our subsidiaries confidential and to return such information to us upon the termination of her employment.

COMPENSATION POLICIES AND PRACTICES AND RISK

We monitor and assess periodically our enterprise risks, including risks from our compensation policies and practices for our employees. Based on our periodic assessments, we believe that risks arising from our compensation policies and practices for our employees, including our named executive officers, are not reasonably likely to have a material adverse effect on our company.

Our compensation policies and practices also do not encourage the taking of excessive or inappropriate risks for several reasons, including:

•	salaries are generally targeted at median market levels for comparable companies;
•	cash bonuses are capped, except in extremely rare cases, and are determined using objective and subjective criteria;
•	equity awards have service, and often performance, vesting requirements;
•	we have stock ownership guidelines for our executive officers; and
•	we offer only customary benefits, such as health care and a defined contribution plan.

We believe these compensation policies and practices provide an appropriate balance between short-term and long-term incentives, encourage our employees to produce superior results for our company without having to take excessive or inappropriate risks to do so, and continue to serve the best interests our company and stockholders.

ADVISORY VOTE TO APPROVE
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are required by Section 14A of the Securities Exchange Act of 1934 to provide our stockholders with an advisory vote to approve the compensation of our named executive officers. This proposal, commonly known as “Say-on-Pay,” asks our stockholders to vote, on a non-binding, advisory basis, on a resolution approving the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement.

We have established comprehensive compensation programs for our executive officers, including our named executive officers, and the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement disclose information regarding the compensation of our named executive officers. Stockholders should reference and consider the information in these sections when evaluating our approach to compensating our named executive officers.

Our Board of Directors, the Compensation Committee of our Board of Directors, the Chief People Officer and the Compensation Committee’s independent compensation consultant, when appropriate, monitor executive compensation programs and adopt changes, when appropriate, to our compensation programs to reflect the competitive market in which we compete for talent, as well as general economic, regulatory and legislative developments affecting executive compensation.

The objectives of our executive compensation programs are to attract and retain the talented individuals needed to achieve long-term success and to motivate them to achieve goals designed to enhance long-term stockholder value. With these objectives in mind, the Compensation Committee has taken the following compensation actions.

•	Targeting total cash compensation, which is comprised of base salary plus annual incentive (cash bonus), at median market levels for comparable companies:
•	Targeting base salaries at median market levels for comparable companies, and
•	Designing annual cash incentives to provide awards above median market levels for comparable companies only for above median market performance.
•	Linking the vesting of restricted stock awards to our financial performance and our employee engagement survey results through the Take-out Ratio, Employee Engagement and Cash Efficiency targets as described above under “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentives.”
•	Limiting the perquisites that we make available to our named executive officers, who are entitled to few benefits that are not otherwise available to our employees. The aggregate amount of such perquisites for each named executive officer in any year reflected under “Executive Compensation — Summary Compensation Table” has not exceeded $10,000, other than for Mr. Marquez generally pursuant to his CEO Employment Agreement.
•	Requiring named executive officers to maintain certain stock ownership levels through the establishment of stock ownership guidelines.
•	Maintaining a CEO Employment Agreement and Executive Employment Agreements that do not provide for an excise tax gross-up.

The Compensation Committee will continue to emphasize compensation arrangements that align the financial interests of our executive officers with the interests of our stockholders and to require our executive officers to own a significant amount of our common stock. Please refer to the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement for a detailed discussion of the Company’s executive compensation practices and philosophy and the actual compensation provided to our named executive officers.

The vote on the compensation of our named executive officers is advisory and not binding on us, our Board of Directors or the Compensation Committee. The affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the annual meeting (assuming a quorum is present) is required to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. Consequently, broker non-votes will have no effect on approval of the resolution, but abstentions will act as a vote against approval of the resolution. Shares of common stock represented by executed, but unmarked, proxies will be voted in favor of the approval of the compensation of our named executive officers as disclosed in this proxy statement; provided that, if you hold your shares of our common stock through a broker-dealer, bank nominee, custodian or other securities intermediary, the intermediary will not vote those shares for the compensation of our named executive officers unless you give the intermediary specific voting instructions on a timely basis directing the intermediary to vote in such manner. Although the outcome of this advisory vote on the compensation of our named executive officers is non-binding, our Board of Directors and the Compensation Committee will review and consider the outcome of this vote when making future compensation decisions for our named executive officers.

Our Board of Directors recommends that you vote “FOR” the approval of the compensation of our named executive officers as disclosed in this proxy statement.

AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to oversee our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee’s function is more fully described in its written charter, which our Board of Directors has adopted and which the Audit Committee reviews on an annual basis. Our Board of Directors annually reviews the independence of the Audit Committee members under standards of independence for audit committee members established by the Nasdaq Global Select Market and the Securities and Exchange Commission. Our Board of Directors has determined that each member of the Audit Committee is independent under those standards.

Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Our independent registered public accounting firm, KPMG LLP, was responsible for performing an independent audit of the consolidated financial statements and effectiveness of internal control over financial reporting for the fiscal year ended December 31, 2013. KPMG LLP was also responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and the effectiveness of internal control over financial reporting.

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2013 and management’s assessment of internal control over financial reporting as of December 31, 2013, with our management and has discussed with KPMG LLP the matters required to be discussed by Auditing Standard No. 16 of the Public Company Accounting Oversight Board, Communications With Audit Committees, and Rule 2-07 of Securities and Exchange Commission Regulation S-X. In addition, KPMG LLP has provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board, and the Audit Committee has discussed with KPMG LLP their independence.

Based on these reviews and discussions, the Audit Committee recommended to our Board of Directors that the audited financial statements and management’s report on its assessment of internal control over financial reporting be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the Securities and Exchange Commission.

Hudson Global, Inc.
AUDIT COMMITTEE

Richard J. Stolz, Chairman
Robert B. Dubner
John J. Haley
David G. Offensend

RATIFICATION OF THE APPOINTMENT OF KPMG LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm to audit our financial statements and management’s assessment of internal controls over financial reporting for the fiscal year ending December 31, 2014. Our Board of Directors is seeking stockholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year 2014. KPMG LLP has served as our independent registered public accounting firm since March 2008.

Representatives of KPMG LLP will be available to answer appropriate questions from stockholders at the annual meeting and will be free to make statements, if they desire to do so, during the meeting.

Fees Paid to Our Independent Registered Public Accounting Firm

The following table presents fees billed for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for the fiscal years ended December 31, 2013 and December 31, 2012 and fees billed for other services rendered by KPMG LLP during those periods.

	2013	2012
Audit fees(1)	$2,020,703	$2,123,679
Audit-related fees(2)	23,268	76,407
Tax fees(3)	0	0
All other fees(4)	0	0
Total fees	$2,043,971	$2,200,086

(1)	Audit fees consist of the aggregate fees billed for professional services rendered by KPMG LLP for the audit and review of financial statements and services provided in connection with statutory and regulatory filings (domestic and international) and the audit of management’s assessment of internal control over financial reporting.
(2)	Audit-related fees consist of the aggregate fees billed for professional services rendered by KPMG LLP for employee benefit plan audits, certain due diligence services and accounting consultation.
(3)	None.
(4)	None.

The Audit Committee has concluded that the provision of the non-audit services listed above was compatible with maintaining the independence of KPMG LLP, and all such services were approved by the Audit Committee.

The Audit Committee has established a policy regarding pre-approval of the audit and non-audit services performed by the independent registered public accounting firm. The Audit Committee will not approve any service that will impair the independence of the independent registered public accounting firm. The pre-approval policy requires each audit service and each non-audit service in excess of $50,000 performed by the independent registered public accounting firm to receive the specific prior approval of the entire Audit Committee. The Chairman of the Audit Committee has authority to approve any non-audit service equal to or less than $50,000, and any subsequent fee adjustments which, in the aggregate for each non-audit service, are equal to or less than $15,000. Only if the cost of any audit or non-audit service exceeds by the greater of ten percent or $5,000 the amount previously approved by the Audit Committee or the Chairman of the Audit Committee must the Audit Committee or the Chairman of the Audit Committee give prior approval for the additional cost. The Chairman of the Audit Committee reports any approvals pursuant to such authority to the Audit Committee at its next scheduled meeting. The Audit Committee’s pre-approval policies do not permit the delegation of the Audit Committee’s pre-approval responsibilities to management. The independent registered public accounting firm must provide the Audit Committee or the Chairman of the Audit Committee with a description of each specific audit or non-audit service to be rendered and detailed documentation for any fee increase requests.

Vote Required

The affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the annual meeting (assuming a quorum is present) is required for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year 2014. Consequently, broker non-votes will have no effect on the ratification of the appointment, but abstentions will act as a vote against ratification of the appointment. Shares of common stock represented by executed, but unmarked, proxies will be voted in favor of the ratification of the appointment. If the appointment is not ratified by a majority of the votes cast, the adverse vote will be considered as an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for the following fiscal year. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year if it believes that such a change would be in our best interest.

Our Board of Directors recommends that you vote “FOR” the ratification of the appointment of KPMG LLP as independent registered public accounting firm to audit our financial statements and management’s assessment of internal controls over financial reporting for our fiscal year 2014.

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS AND PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS

General

We are asking you to adopt and approve an amendment to our Amended and Restated Certificate of Incorporation to declassify our Board of Directors. The Board believes that declassification of our Board is advisable and in the best interests of our stockholders. The Board has unanimously approved the proposed amendment, and recommends that the Company’s stockholders adopt and approve the proposed amendment.

Our Amended and Restated Certificate of Incorporation currently provides that the Board shall be divided into three classes, with members of each class of directors serving a three-year term. The classification of the Board results in staggered elections, with a different class of directors standing for election every third year. Any additional director of any class elected to fill a newly created Board seat or a vacancy in that class holds office for a term that coincides with the remaining term of that class.

The Board regularly reviews our corporate governance policies and practices. As part of this continuing review, the Board decided to review the potential declassification of the Board and moving to annual elections of all directors. In considering whether declassification of the Board was advisable, the Board evaluated the advantages and disadvantages of maintaining a classified board structure, and determined that implementing annual elections of directors would be in the best interests of our company and our stockholders. The Board has unanimously approved the proposed amendment, and recommends that our stockholders adopt and approve the proposed amendment.

If the amendment to our Amended and Restated Certificate of Incorporation is adopted and approved by the stockholders, the declassification of our Board would be phased in commencing with the 2015 annual meeting of stockholders, and would result in the Board being fully declassified (and all Board members standing for annual elections) commencing with the 2017 annual meeting of stockholders

To comply with Delaware law, the amendment to our Amended and Restated Certificate of Incorporation would not change the unexpired three-year terms of directors elected prior to the effectiveness of the amendment (including directors elected at the 2014 annual meeting). Accordingly, the three-year term for directors elected at the 2012 annual meeting of stockholders will expire at the 2015 annual meeting of stockholders, the three-year term for directors elected at the 2013 annual meeting of stockholders will expire at the 2016 annual meeting of stockholders, and the three-year term for directors elected at this annual meeting of stockholders will expire at the 2017 annual meeting of stockholders.

The table below summarizes the implementation of the declassification of our Board pursuant to the proposed amendment:

Annual Meeting Year	Length of Term for Directors Elected	Year That Term Would Expire
2014	Three Years	2017
2015	Two Years	2017
2016	One Year	2017
2017 and thereafter	Annual Election	One year later

In addition, under our Amended and Restated Certificate of Incorporation, our directors are currently removable only “for cause” by the affirmative vote of the holders of 70% of the outstanding shares of the Company entitled to vote at an election of directors, and our stockholders are currently precluded from removing any director from office without cause. If the proposed amendment to our Amended and Restated Certificate of Incorporation is approved, our Amended and Restated Certificate of Incorporation would be amended to provide that until the 2017 annual meeting of stockholders, a director may be removed by the stockholders only “for cause.” Consistent with Delaware law, our Amended and Restated Certificate of Incorporation would further provide that following the 2017 annual stockholder meeting (at which point the Board will be fully declassified), a director may be removed by our stockholders, with or without cause, by the affirmative vote of the holders of a majority of the shares of the Company entitled to vote at an election of directors.

The description of the proposed amendment to our Amended and Restated Certificate of Incorporation is a summary and is qualified by and subject to the full text of the proposed amendment, which is attached to this proxy statement as Appendix A. Additions of text to our Amended and Restated Certificate of Incorporation contained in Appendix A are indicated by underlining and deletions of text are indicated by strike-outs.

If the proposal to amend our Amended and Restated Certificate of Incorporation to declassify our Board is approved by our stockholders, the Board will amend and restate our Amended and Restated Certificate of Incorporation to reflect the revisions set forth in Appendix A, and the resulting Amended and Restated Certificate of Incorporation will be filed with the Secretary of State of the State of Delaware shortly after the annual meeting. If the proposed amendment is not adopted and approved, our Board will remain classified.

In addition, the Board, has provisionally approved amendments to our by-laws to implement the proposed declassification of the Board by providing that directors will be elected and may only be removed in accordance with the Amended and Restated Certificate of Incorporation.

The description of the proposed amendments to our by-laws is a summary, and is qualified by and subject to the full text of the proposed amendments, which is attached to this proxy statement as Appendix B. Additions of text to our bylaws contained in Appendix B, are indicated by underlying and deletions of text are indicated by strike-outs.

Vote Required

The affirmative vote of the holders of at least 70% of the shares outstanding on the record date is required for approval of the amendment to our Amended and Restated Certificate of Incorporation to declassify our Board of Directors and provide for the annual election of directors. Both broker non-votes and abstentions will act as a vote against the amendment. Shares of common stock represented by executed, but unmarked, proxies will be voted in favor of the amendment.

Our Board of Directors recommends that you vote “FOR” the approval of the amendment to our Amended and Restated Certificate of Incorporation to declassify our Board of Directors and provide for the annual election of directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports concerning their ownership of our equity securities with the Securities and Exchange Commission. Based solely on a review of the copies of such forms furnished to us and on written representations that no Form 5 was required to be filed, we believe that, during the fiscal year ended December 31, 2013, all of our directors and executive officers timely complied with the Section 16(a) filing requirements.

OTHER MATTERS

Stockholder Proposals

Proposals which our stockholders intend to present at, and wish to have included in our proxy statement for, the 2015 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be delivered to our Corporate Secretary at our New York office located at 560 Lexington Avenue, 5th Floor, New York, New York 10022 by December 26, 2014. In addition, a stockholder who intends to present business, including nominating persons for election as directors, other than pursuant to Rule 14a-8 at the 2015 annual meeting must comply with the requirements set forth in our By-Laws. Among other things, to bring business before an annual meeting, a stockholder must give written notice of such business, complying with our By-Laws, to our Corporate Secretary not less than 45 days and not more than 75 days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s annual meeting (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days). Under our By-Laws, if we do not receive notice of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., proposals stockholders intend to present at the 2015 annual meeting, but do not intend to include in our proxy statement for such meeting) on or after February 9, 2015 and on or prior to March 11, 2015, then the notice will be considered untimely and we will not be required to present the proposal at the 2015 annual meeting. If our Board of Directors chooses to present the proposal at the 2015 annual meeting, then the persons named in proxies solicited by our Board of Directors for the 2015 annual meeting may exercise discretionary voting power with respect to such proposal.

Proxy Solicitation

We will pay all costs that we incur in connection with the solicitation of proxies for the annual meeting. In addition to soliciting proxies by mail, certain of our directors, officers and other employees may solicit proxies personally, by telephone or by electronic communication. We will not pay any additional compensation to our directors, officers or employees for soliciting proxies. Attachment A sets forth information relating to our director nominees and our directors continuing in office, as well as certain of our officers and employees who are considered “participants” in our solicitation of proxies for the annual meeting under the Securities Exchange Act of 1934 and the rules promulgated thereunder. We will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold our common stock. We have retained Georgeson Inc. to aid in the solicitation. We expect that Georgeson Inc. will engage approximately 20 employees to assist us in connection with soliciting proxies for the annual meeting. We will pay Georgeson Inc. fees of approximately $100,000 plus reimbursement of out-of-pocket expenses. We expect that our aggregate expenses related to our solicitation of proxies for the annual meeting in excess of those normally spent for an annual meeting of our stockholders as a result of the proxy contest, excluding salaries and wages of our regular employees, will be approximately $415,000, of which approximately $300,000 we have spent to date. We expect these additional solicitation costs to include the fees payable to our proxy solicitor; fees of outside counsel to advise us in connection with a contested solicitation of proxies; increased mailing costs, such as the costs of additional mailings of solicitation materials to stockholders, including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners of our common stock, as described above; and possibly the costs of retaining an independent inspector of election.

Stockholders Sharing the Same Address

Pursuant to the rules of the Securities and Exchange Commission, services that deliver our communications to stockholders that hold their shares through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of our annual report to stockholders and proxy statement, unless we have received contrary instructions from one or more of the stockholders. Upon written or oral request, we will promptly deliver a separate copy of the annual report to stockholders and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered. Stockholders sharing an address who are currently receiving multiple copies of the annual report to stockholders and/or proxy statement may also request delivery of a single copy upon oral or written request. Stockholders may notify us of their requests by writing Latham Williams, Corporate Secretary, Hudson Global, Inc., 560 Lexington Avenue, 5th Floor, New York, New York 10022 or calling (212) 351-7300.

By Order of the Board of Directors
HUDSON GLOBAL, INC.

Latham Williams
Corporate Secretary

New York, New York
April 25, 2014

APPENDIX A

Amendments to Amended and Restated Certificate of Incorporation

Sections 3 and 5 of Article 5 of the Amended and Restated Certificate of Incorporation of Hudson Global, Inc. are hereby amended and restated in their entirety to read as follows:

(3) ~~Classified~~ Board of Directors.

(a) Subject to Section 3(b) of this Article V, the ~~The~~ board of directors shall be divided into three classes, designated Class I, Class II and Class III. ~~Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. The initial division of the board of directors into classes shall be made by the decision of the affirmative vote of a majority of the board of directors.~~ The term of the initial Class I directors shall terminate on the date of the 2004 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 2005 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 2006 annual meeting of stockholders. Subject to the following sentence, at ~~At~~ each succeeding annual meeting of stockholders beginning in 2004, successors to the class of directors whose term expires at that annual meeting of stockholders shall be elected for a three-year term. At each annual meeting of stockholders commencing with the annual meeting held in 2014, directors elected to succeed those directors whose terms then expire shall be elected at such meeting to hold office for a term expiring at the third annual meeting of stockholders following the annual meeting of stockholders held in 2014. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. As used in this Amended and Restated Certificate of Incorporation, the term “entire board of directors” means the total number of directors which the Corporation would have if there were no vacancies.

(b) Commencing with the third annual meeting of stockholders following the annual meeting of stockholders held in 2014, the classification of the board of directors set forth in Section 3(a) of this Article V shall cease. At the third annual meeting of stockholders following the annual meeting of stockholders held in 2014 and at each annual meeting of stockholders thereafter, each nominee for director shall stand for election to a term expiring at the next annual meeting of stockholders.

(5) Vacancies; Removal.  Subject to the rights of the holders of any series of Preferred Stock, any vacancy on the board of directors that results from an increase in the number of directors may be filled by a majority of the board of directors then in office, provided that a quorum is present, and any other vacancy occurring on the board of directors may be filled by a majority of the board of directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office (a) prior to the third annual meeting of stockholders following the effectiveness of the Amended and Restated Certificate of Incorporation that declassifies the board of directors, only for cause and only by the affirmative vote of the holders of at least seventy percent (70%) of the voting power of the Corporation’s then outstanding capital stock entitled to vote generally in the election of directors and (b) after the third annual meeting of stockholders following the effectiveness of the Amended and Restated Certificate of Incorporation that declassifies the board of directors, by the affirmative vote of the holders of a majority of the shares entitled to vote in an election of directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided by such terms.

A-1

APPENDIX B

Amendments to Amended and Restated By-laws

Sections 1 and 16 of Article III of the Amended and Restated By-laws of Hudson Global, Inc. are hereby amended and restated in their entirety to read as follows:

Section 1.  The number of directors constituting the entire board of directors shall be fixed, and may be increased or decreased from time to time, exclusively by resolutions of the board of directors, and such number shall never be more than eleven nor less than five.

The board of directors shall be elected as provided in the certificate of incorporation ~~divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. The initial division of the board of directors into classes shall be made by the decision of the affirmative vote of a majority of the board of directors. The term of the initial Class I directors shall terminate on the date of the 2004 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 2005 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 2006 annual meeting of stockholders. At each succeeding annual meeting of stockholders beginning in 2004, successors to the class of directors whose term expires at that annual meeting of stockholders shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director~~. The term “entire board of directors” means the total number of directors which the Corporation would have if there were no vacancies.

A director shall hold office until the annual meeting of stockholders for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Notwithstanding the foregoing, a director who is also an employee of the Corporation shall cease to be a director on the date such employee’s employment by the Corporation is terminated for any reason without further action by the Corporation.

Section 16.  Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office only in accordance with the certificate of incorporation ~~for cause and only by the affirmative vote of the holders of at least seventy percent (70%) of the voting power of the Corporation's then outstanding capital stock entitled to vote generally in the election of directors~~.

B-1

ATTACHMENT A

Information Concerning Participants in the Company’s Solicitation of Proxies

The following tables set forth the name and business address of our directors and nominees, and the name, present principal occupation and business address of our officers and employees who, under the rules of the SEC, are considered to be “participants” in our solicitation of proxies from our stockholders in connection with our 2014 annual meeting of stockholders.

Directors and Nominees

The names of our directors and nominees who are considered “participants” in our solicitation are set forth below. The principal occupations of our directors and nominees who are considered “participants” in our solicitation are set forth under the sections above titled “Election of Directors — Board Nominees for Election at the Annual Meeting” and “Election of Directors — Directors Continuing in Office” of the proxy statement. The name and business address of the organization of employment of each of our directors and nominees is c/o Hudson Global, Inc., 560 Lexington Avenue, 5th Floor, New York, New York 10022.

Name
Manuel Marquez Dorsch
Robert B. Dubner
John J. Haley
Jennifer Laing
David G. Offensend
Richard J. Stolz

Officers and Employees

The principal occupations of our executive officers and employees who are considered “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with our company, and the business address for each person is Hudson Global, Inc., 560 Lexington Avenue, 5th Floor, New York, New York 10022.

Name	Occupation
Manuel Marquez Dorsch	Chairman and Chief Executive Officer
David F. Kirby	Vice President of Finance and Treasurer
Stephen A. Nolan	Executive Vice President and Chief Financial Officer
Tracy Noon	Chief People Officer
Latham Williams	Senior Vice President, Legal Affairs and Administration Corporate Secretary
Steve Zales	Chief Knowledge Officer

Information Regarding Ownership of Securities by Participants

The number of shares of our common stock held by our directors and named executive officers as of April 21, 2014 is set forth in the “Principal Stockholders” section of the proxy statement. The following table sets forth the number of shares held as of April 21, 2014 by our other employees who are deemed “participants” in our solicitation of proxies. No participant owns any securities of record that such participant does not own beneficially.

Name of Beneficial Owner	Number of Shares Beneficially Owned
David F. Kirby	42,986
Tracy Noon	22,653
Steve Zales	29,750

Information Regarding Transactions in Securities by Participants

The following table sets forth information regarding purchases and sales of our securities by each of the participants listed above under “Directors and Nominees” and “Officers and Employees” during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans, and none of the purchase price or market value of those securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Shares of Common Stock Purchased or Sold April 21, 2012 – April 21, 2014
Name	Date	# of Shares and Options	Transaction Description
Manuel Marquez Dorsch	6/30/2012	25.388	Acquisition-401(k) plan
	9/30/2012	(12.643)	Disposition-401(k) plan
	12/31/2012	(9.193)	Disposition-401(k) plan
	3/31/2013	1,795.342	Acquisition-401(k) plan
	6/30/2013	42.438	Acquisition-401(k) plan
	8/23/2013	1,345	Acquisition-Open market purchase
	8/26/2013	1,011	Acquisition-Open market purchase
	8/27/2013	315	Acquisition-Open market purchase
	8/28/2013	1,367	Acquisition-Open market purchase
	8/29/2013	916	Acquisition-Open market purchase
	8/30/2013	1,294	Acquisition-Open market purchase
	9/3/2013	2,678	Acquisition-Open market purchase
	9/4/2013	1,346	Acquisition-Open market purchase
	9/5/2013	1,812	Acquisition-Open market purchase
	9/13/2013	25	Acquisition-Open market purchase
	9/30/2013	(70.100)	Disposition-401(k) plan
	10/1/2013	150	Acquisition-Open market purchase
	10/2/2013	3,041	Acquisition-Open market purchase
	10/3/2013	1,366	Acquisition-Open market purchase
	10/4/2013	463	Acquisition-Open market purchase
	12/31/2013	6.434	Acquisition-401(k) plan
	3/31/2014	(18.709)	Disposition-401(k) plan
Robert Dubner	4/26/2012	12,670.5653	Acquisition-Deferred share units award
	4/29/2013	20,440.2516	Acquisition-Deferred share units award
	8/22/2013	800	Acquisition-Open market purchase
	8/23/2013	1,200	Acquisition-Open market purchase
	8/27/2013	400	Acquisition-Open market purchase
	8/28/2013	600	Acquisition-Open market purchase
John J. Haley	4/26/2012	12,670.5653	Acquisition-Deferred share units award
	4/29/2013	20,440.2516	Acquisition-Deferred share units award

Shares of Common Stock Purchased or Sold April 21, 2012 – April 21, 2014
Name	Date	# of Shares and Options	Transaction Description
David F. Kirby	6/30/2012	162.024	Acquisition-401(k) plan
	9/30/2012	(80.689)	Disposition-401(k) plan
	12/31/2012	(58.669)	Disposition-401(k) plan
	2/16/2013	(776)	Divestiture-Surrender of shares for tax withholding
	2/17/2013	(1215)	Divestiture-Surrender of shares for tax withholding
	3/1/2013	(230)	Divestiture-Surrender of shares for tax withholding
	3/1/2013	1,500	Acquisition-Restricted stock award
	3/31/2013	1,760.908	Acquisition-401(k) plan
	6/30/2013	138.689	Acquisition-401(k) plan
	8/7/2013	100	Acquisition-Restricted stock award
	8/7/2013	15,000	Acquisition-Restricted stock award
	9/30/2013	(229.088)	Disposition-401(k) plan
	12/31/2013	21.028	Acquisition-401(k) plan
	2/16/2014	(705)	Divestiture-Surrender of shares for tax withholding
	3/1/2014	(210)	Divestiture-Surrender of shares for tax withholding
	3/31/2014	(61.143)	Disposition-401(k) plan
Jennifer Laing	4/26/2012	12,670.5653	Acquisition-Deferred share units award
	4/29/2013	20,440.2516	Acquisition-Deferred share units award
	8/20/2013	2,333	Acquisition-Open market purchase
	8/21/2013	353	Acquisition-Open market purchase
	8/22/2013	379	Acquisition-Open market purchase
	8/23/2013	453	Acquisition-Open market purchase
	8/26/2013	340	Acquisition-Open market purchase
	8/27/2013	106	Acquisition-Open market purchase
	8/28/2013	459	Acquisition-Open market purchase
	8/29/2013	308	Acquisition-Open market purchase
	8/30/2013	434	Acquisition-Open market purchase
	9/3/2013	896	Acquisition-Open market purchase
	9/4/2013	449	Acquisition-Open market purchase
	9/5/2013	604	Acquisition-Open market purchase
	9/13/2013	8	Acquisition-Open market purchase
Tracy Noon	3/1/2013	4,553	Acquisition-Restricted Stock Award
Stephen A. Nolan	8/7/2013	100,000	Acquisition-Restricted stock award
	8/23/2013	1,345	Acquisition-Open market purchase
	8/26/2013	1,011	Acquisition-Open market purchase
	8/27/2013	314	Acquisition-Open market purchase
	8/28/2013	1,367	Acquisition-Open market purchase
	8/29/2013	916	Acquisition-Open market purchase
	8/30/2013	1,293	Acquisition-Open market purchase
	9/3/2013	2,678	Acquisition-Open market purchase
	9/4/2013	1,345	Acquisition-Open market purchase
	9/5/2013	1,812	Acquisition-Open market purchase
	9/13/2013	25	Acquisition-Open market purchase
	10/1/2013	150	Acquisition-Open market purchase
	10/2/2013	3,043	Acquisition-Open market purchase
	10/3/2013	1,366	Acquisition-Open market purchase
	10/4/2013	463	Acquisition-Open market purchase

Shares of Common Stock Purchased or Sold April 21, 2012 – April 21, 2014
Name	Date	# of Shares and Options	Transaction Description
David G. Offensend	4/26/2012	12,670.5653	Acquisition-Deferred share units award
	4/29/2013	20,440.2516	Acquisition-Deferred share units award
	8/6/2013	20,200	Acquisition-Open market purchase
	8/7/2013	20,200	Acquisition-Open market purchase
	8/20/2013	9,333	Acquisition-Open market purchase
	8/21/2013	1,411	Acquisition-Open market purchase
	8/22/2013	1,513	Acquisition-Open market purchase
	8/23/2013	1,811	Acquisition-Open market purchase
	8/26/2013	1,360	Acquisition-Open market purchase
	8/27/2013	422	Acquisition-Open market purchase
	8/28/2013	1,836	Acquisition-Open market purchase
	8/29/2013	1,229	Acquisition-Open market purchase
	8/30/2013	1,735	Acquisition-Open market purchase
	9/3/2013	3,587	Acquisition-Open market purchase
	9/4/2013	1,780	Acquisition-Open market purchase
	9/5/2013	2,420	Acquisition-Open market purchase
	9/13/2013	33	Acquisition-Open market purchase
Richard J. Stolz	4/26/2012	12,670.5653	Acquisition-Deferred share units award
	4/29/2013	20,440.2516	Acquisition-Deferred share units award
	8/8/2013	3,650	Acquisition-Open market purchase
	8/9/2013	16,350	Acquisition-Open market purchase

Shares of Common Stock Purchased or Sold April 21, 2012 – April 21, 2014
Name	Date	# of Shares and Options	Transaction Description
Latham Williams	6/30/2012	25.388	Acquisition-401(k) plan
	9/30/2012	(12.643)	Disposition-401(k) plan
	12/31/2012	(9.193)	Disposition-401(k) plan
	2/16/2013	(1,391)	Divestiture-Surrender of shares for tax withholding
	2/17/2013	(1,537)	Divestiture-Surrender of shares for tax withholding
	3/1/2013	(1,119)	Divestiture-Surrender of shares for tax withholding
	3/1/2013	9,000	Acquisition-Restricted stock award
	12/31/2012	(9.193)	Disposition-401(k) plan
	3/31/2013	1,795.342	Acquisition-401(k) plan
	6/30/2013	42.438	Acquisition-401(k) plan
	8/20/2013	234	Acquisition-Open market purchase
	8/21/2013	36	Acquisition-Open market purchase
	8/22/2013	38	Acquisition-Open market purchase
	8/23/2013	46	Acquisition-Open market purchase
	8/26/2013	34	Acquisition-Open market purchase
	8/27/2013	11	Acquisition-Open market purchase
	8/28/2013	47	Acquisition-Open market purchase
	8/29/2013	31	Acquisition-Open market purchase
	8/30/2013	44	Acquisition-Open market purchase
	9/3/2013	89	Acquisition-Open market purchase
	9/4/2013	57	Acquisition-Open market purchase
	9/5/2013	77	Acquisition-Open market purchase
	9/13/2013	2	Acquisition-Open market purchase
	9/30/2013	(70.100)	Disposition-401(k) plan
	11/22/2013	211	Acquisition-Open market purchase
	12/31/2013	5.947	Acquisition-401(k) plan
	2/16/2014	(1,433)	Divestiture-Surrender of shares for tax withholding
	3/1/2014	(1,119)	Divestiture-Surrender of shares for tax withholding
	3/31/2014	(19.715)	Disposition-401(k) plan
Steve Zales	3/1/2013	9,750	Acquisition-Restricted stock award
	8/22/2013	117	Acquisition-Pursuant to 10b5-1 plan
	8/23/2013	50	Acquisition-Pursuant to 10b5-1 plan
	8/26/2013	44	Acquisition-Pursuant to 10b5-1 plan
	8/27/2013	28	Acquisition-Pursuant to 10b5-1 plan
	8/28/2013	24	Acquisition-Pursuant to 10b5-1 plan
	8/29/2013	26	Acquisition-Pursuant to 10b5-1 plan
	8/30/2013	29	Acquisition-Pursuant to 10b5-1 plan
	9/3/2013	14	Acquisition-Pursuant to 10b5-1 plan
	9/4/2013	50	Acquisition-Pursuant to 10b5-1 plan

Miscellaneous Information Concerning Participants

Other than as set forth in this Attachment A or the proxy statement, none of the participants listed above or any of their associates (i) beneficially owns, directly or indirectly, any shares of common stock or other securities of our company or any of our subsidiaries, or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting. In addition, except as set forth elsewhere in this Attachment A or the proxy statement, none of the participants listed above has been, within the past year, a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

Other than as set forth in this Attachment A or the proxy statement, none of the participants listed above or any of their associates have (i) other than the Executive Employment Agreements covering certain of our executive officers, which are described in the proxy statement, any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party, or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

WHITE PROXY

Hudson Global, Inc.

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 28, 2014.

Vote by Internet

- Log on to the Internet and go to **http://proxy.georgeson.com**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-877-456-7915 within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR BY TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4.

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1. Election of Directors:

	For	Withhold		For	Withhold
01 - Robert B. Dubner	☐	☐	02 - Jennifer Laing	☐	☐

	For	Against	Abstain
2. Approval, by advisory vote, of the compensation of the Company's named executive officers.	☐	☐	☐
3. Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2014.	☐	☐	☐
4. Adoption and approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to declassify its Board of Directors and provide for the annual election of directors.	☐	☐	☐

The Company's Board of Directors recommends a vote "FOR" each of the nominees for director in Proposal 1 and "FOR" Proposals 2, 3 and 4.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below

Please sign exactly as your name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give your full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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